                                                                Exhibit 10(m)


CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.





                           MASTER FRAMEWORK AGREEMENT



                                     between



                             TXU ENERGY COMPANY LLC



                                       and



                               CAPGEMINI ENERGY LP





                               Dated May 17, 2004

                           MASTER FRAMEWORK AGREEMENT

         This Master Framework Agreement (this "Master Agreement") is entered into effective May 17, 2004 (the "Master Agreement Effective Date") by and between TXU ENERGY COMPANY LLC, a Delaware limited liability company having a principal place of business at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201 ("TXU"), and CAPGEMINI ENERGY LP, a Delaware limited partnership having a principal place of business at 7701 Las Colinas Ridge, Irving, Texas 75063 ("Vendor").

         WHEREAS, the purpose of this Master Agreement is to establish the overall contractual framework for TXU's and Vendor's relationship and set forth terms and conditions that apply to all Services provided by Vendor;

         WHEREAS, Affiliates of TXU and Affiliates of Capgemini Energy LP have created a Delaware limited liability company, Delaware limited liability partnership, which shall provide services to TXU in accordance with this Agreement;

         WHEREAS, simultaneous with entering into this Master Agreement, TXU and Vendor have entered into the IT Services Agreement pursuant to which Vendor shall provide certain information technology services to TXU and the Eligible Recipients;

         WHEREAS, simultaneous with entering into this Master Agreement, TXU and Vendor have entered into the Procurement Services Agreement pursuant to which Vendor shall provide certain procurement services to TXU and the Eligible Recipients;

         WHEREAS, simultaneous with entering into this Master Agreement, TXU and Vendor have entered into the Revenue Management Services Agreement pursuant to which Vendor shall provide certain revenue management services to TXU and the Eligible Recipients;

         WHEREAS, simultaneous with entering into this Master Agreement, TXU and Vendor have entered into the HR Services Agreement pursuant to which Vendor shall provide certain human resources services to TXU and the Eligible Recipients;

         WHEREAS, simultaneous with entering into this Master Agreement, TXU and Vendor have entered into the Customer Care Services Agreement pursuant to which Vendor shall provide certain customer care and call center services to TXU and the Eligible Recipients;

         WHEREAS, simultaneous with entering into this Master Agreement, TXU and Vendor have entered into the Finance and Accounting Services Agreement pursuant to which Vendor shall provide certain finance and accounting services to TXU and the Eligible Recipients; and

         WHEREAS, TXU may request that Vendor provide certain other services to TXU and the Eligible Recipients pursuant to an Initial Services Agreement or a New Services Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, TXU and Vendor (collectively, the "Parties" and each, a "Party") hereby agree as follows:

1.       CONDITIONS PRECEDENT, BACKGROUND AND OBJECTIVES

1.1 Vendor acknowledges that this Agreement shall not be effective unless and until Vendor Parent has executed and delivered a Guarantee in favor of TXU in the form of Exhibit 6.

1.2 Services and Goals and Objectives. TXU desires that certain services presently performed and managed by or for TXU, and certain additional services, as such services are described in the Services Agreements, be performed and managed by Vendor. The Parties agree that certain goals and objectives of the Parties in entering into this Agreement are to:

         (a) reduce TXU's capital, operating, general and administrative expenses;

         (b) implement common technology and processes across TXU;

         (c) eliminate duplication across TXU;

         (d) allow TXU to focus on its core competencies and allow TXU management to focus on business relationships and requirements;

         (e) provide TXU with the flexibility to adapt rapidly to changing requirements and changes in the TXU business environment;

         (f) provide TXU a fixed fee for Services with a mechanism to adjust fees for changes in volume; and

         (g) provide Vendor the opportunity to establish a safe and secure platform from which to service multiple clients.

1.3      Interpretation.

         (a) General. The provisions of this Article are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties' obligations or alter the plain meaning of this Agreement's terms and conditions, as set forth hereinafter. However, to the extent the terms and conditions of this Agreement are unclear or ambiguous, such terms and conditions are to be construed so as to be consistent with the background and objectives set forth in this Article.

        (b) Eligible Recipients. The Eligible Recipients not Controlled by TXU as of the Master Agreement Effective Date are set forth on Exhibit 10. Upon TXU's request, Vendor shall provide the Services to Eligible Recipients, provided that Eligible Recipients that are not Controlled by TXU agree with TXU to be bound by the terms of this Agreement. For purposes of this Agreement, Services provided to an Eligible Recipient shall be deemed Services provided to TXU. To the extent an Eligible Recipient is, or was at any time during the Term, receiving Services, (1) references to TXU shall include such Eligible Recipient (including for purposes of the business, operations, policies, procedures, rules, standards and the like of TXU and the indemnities under this Agreement), (2) references to Services being performed for or provided to, or received by or used by, TXU shall include the performance of such Services for and provision of such Services to, and the receipt of and use of such Services by, such Eligible Recipient and (3) TXU shall be responsible for such Eligible Recipient's compliance with this Agreement. Notwithstanding the immediately preceding sentence, Eligible Recipients are neither authorized to direct or instruct Vendor nor to act for or on behalf of TXU (including by providing notices, approvals, consents, waivers or the like), in each case unless
              TXU has notified Vendor that an Eligible Recipient is so authorized. Vendor will not be liable for any failure to act
              (or any delay associated therewith) in any circumstance where TXU has failed to properly authorize such action in accordance with the preceding sentences. Without limiting the generality of the foregoing, in all circumstances under this Agreement, TXU will be Vendor's sole point of contact regarding the Services.

2.       DEFINITIONS AND DOCUMENTS

2.1 Definitions. The terms used with initial capital letters in this Agreement shall have the meanings ascribed to them in this Agreement,
         Exhibit 1 or the applicable Services Agreement.

2.2 Other Terms. The defined terms include the plural as well as the singular and the derivatives of such terms. The term "Agreement" shall be read and understood to mean this Master Agreement and each Services Agreement entered into hereunder, unless otherwise specified. Unless otherwise expressly stated, the words "herein," "hereof," and "hereunder" and other words of similar import when used in this Agreement (including the Services Agreements) refer to this Agreement (or the applicable Services Agreement) as a whole and not to any particular Article, Section, Subsection or other subdivision. Article, Section, Subsection and Attachment references refer to articles, sections and subsections of, and attachments to, this Agreement (or if used in a Services Agreement, to such Services Agreement). The words "include" and "including" shall not be construed as terms of limitation. The words "day," "month," and "year" mean, respectively, calendar day, calendar month and calendar year; provided that the word "day" shall mean business day when referring to a period of less than 30 days. As stated in Section 19.3, the word "notice" and "notification" and their derivatives shall mean notice or notification in writing. Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

2.3      Services Agreements and Field Services.

         (a) Simultaneously with entering into this Agreement, TXU and Vendor have entered into the Initial Services Agreements. Each of the Initial Services Agreements incorporates by reference the terms of this Agreement. TXU may request that Vendor provide New Services. The Parties shall work to complete and execute either (i) a New Services proposal (in accordance with Section 10.5(a)) or (ii) a New Services Agreement, to address Vendor's provision of such services.

        (b) The Parties acknowledge that during the six month period following Master Agreement Effective Date, Vendor shall have an exclusive opportunity to propose and negotiate terms and conditions for field services, and enter into a Services Agreement with respect thereto. TXU agrees that in the event the Parties do not enter into such Services Agreement within such six month period, then at any time during the first seven years of the Term, Vendor shall have the right to match the terms and conditions of any third party offering to provide such field services, and if Vendor matches such terms and conditions, then TXU shall enter into a Services Agreement with Vendor on such terms and conditions.

3.       TERM

3.1 Initial Term. The initial term of this Master Agreement shall commence as of 12:00:01 a.m., Central time on the Master Agreement Effective Date and continue until 11:59:59 p.m., Central time, on June 30, 2014, unless this Master Agreement is terminated earlier as provided herein, in which case the initial term shall end at 11:59:59 p.m., Central time, on the effective date of such termination (the "Initial Term").

3.2 Extension. If TXU desires to renew this Master Agreement after the Initial Term or any Renewal Term, TXU shall provide written notice to Vendor of its desire to do so at least one hundred and eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term. Unless Vendor notifies TXU within 5 days that Vendor does not desire to renew this Master Agreement, the Parties shall thereafter negotiate with respect to the terms and conditions upon which the Parties may renew this Master Agreement and if the Parties reach agreement thereafter execute such renewal (each, a "Renewal Term"). In the event the Parties are unable to reach agreement and execute such renewal at least thirty (30) days prior to the expiration of the Initial Term or the then current Renewal Term, TXU may, at its sole option, extend the Initial Term or the then current Renewal Term for one additional period of up to twelve (12) months on terms and conditions then in effect; provided that the then current Charges shall be increased by CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION during such period. The Initial Term and the Renewal Terms, if any, are collectively referred to as the "Term."

3.3 Services Agreement. The term of a Services Agreement, if different than the Term, shall be set forth in the applicable Services Agreement; provided, however, that in no event shall the term of a Services Agreement extend beyond the Term of this Agreement.

4.       SERVICES

4.1 General. Services to be provided to TXU by Vendor shall be governed by the terms set forth in this Master Agreement and such additional terms as are contained in the Services Agreement pursuant to which such Services are being provided.

         (a) Services. Commencing on a Services Agreement Commencement Date (or such later date as is specified in the applicable Services Agreement) and continuing throughout the term of such Services Agreement, Vendor shall be responsible for providing to TXU and, as directed by TXU, to Eligible Recipients, any or all of the following:

              (i) the services, functions and responsibilities described in this
                  Agreement as they may be supplemented, enhanced, modified or replaced in accordance with this Agreement;

             (ii) the services, functions and responsibilities described in the applicable Services Agreement (including in Schedule E thereto);

            (iii) any New Services (including for the performance of
                  XP/Office/Outlook/Blackberry Deployment Project set forth in
                  Exhibit 13), upon TXU's acceptance of Vendor's proposal for such New Services in accordance with Section 10.5 and the other provisions of this Agreement; and

            (iv) unless otherwise agreed by the Parties, the services, functions and responsibilities (y) as set forth in the TXU 2003 Base Case, if any, attached to the applicable Services Agreement, and (z) being performed during calendar year 2003 by TXU 2003 Personnel as reasonably demonstrated by TXU, or upon TXU's request, demonstrated by the Transitioned Employees acting in good faith (clauses (i) through (iv) of this Section, the "Services").

      (b) Included Services. If any services, functions or responsibilities not specifically described in this Agreement are a necessary part of the Services, they shall be deemed to be included within the scope of the Services to be delivered for the Charges, as if such services, functions or responsibilities were specifically described in this Agreement.

     (c) Required Resources. Except as otherwise expressly provided in this Agreement, Vendor shall be responsible for providing the facilities, personnel, Equipment, Software, knowledge, expertise, methodologies, processes and other resources necessary to provide the Services.

4.2  Termination Assistance Services.

     (a) Availability. As part of the Services, and for the Charges to be determined in accordance with Exhibit 11, upon TXU's request, Vendor shall provide to TXU the Termination Assistance Services under and in accordance with the applicable Services Agreement.

     (b) Period of Provision. Vendor shall provide the Termination Assistance Services to TXU (i) upon ninety (90) days' prior notice from TXU commencing up to nine (9) months prior to the expiration of the term of the applicable Services Agreement and continuing for up to twelve
          (12) months following the effective date of the expiration of the term of the applicable Services Agreement, (ii)commencing upon any proper notice of termination (including notice based upon breach or default by TXU, breach or default by Vendor or termination for convenience by TXU (subject to Subsection (d) below)of the term of the applicable Services Agreement, and continuing for up to twelve (12) months following the effective date of such termination, (iii) commencing upon notice of removal of an Eligible Recipient by TXU and continuing for up to twelve (12) months following the effective date of such removal or (iv) commencing upon notice from TXU that there will be an insourcing or resourcing under the applicable Services Agreement and continuing for up to twelve (12) months following the effective date of such notice. For purposes of this Master Agreement and the Services Agreements, the terms "Term" and "term," respectively, shall automatically be extended until the date determined by TXU as the completion date of the Termination Assistance Services. TXU may only terminate a Services Agreement in its entirety.

     (c)  Extension of Services. TXU may elect, upon one hundred and eighty
          (180) days' prior notice, to extend the effective date of any expiration/termination of the Services, in its sole discretion, provided that the total of all such extensions will not exceed one hundred and eighty (180) days following the originally specified effective date without Vendor's prior written consent. TXU also may elect, upon one hundred and eighty (180) days' prior notice, to extend the period following the effective date of any expiration/termination for the performance of Termination Assistance Services, provided that the period between such effective date and the completion of all Termination Assistance Services is not greater than eighteen (18) months.

     (d) Firm Commitment. Vendor shall provide Termination Assistance Services to TXU regardless of the reason for the expiration or termination of this Agreement or the applicable Services Agreement; provided, however, that if Vendor terminates this Agreement pursuant to Section 18.1(b) then TXU must pay to Vendor all undisputed unpaid amounts then due and owing to Vendor under this Agreement and continue to pay invoices in accordance with Section 11.2 of the applicable Services Agreement prior to Vendor being obligated to provide the Termination Assistance Services.

     (e) Performance. At TXU's request, Vendor shall provide Termination Assistance Services directly to its designee, any Eligible Recipient or an Entity acquiring Control of an Eligible Recipient. Unless otherwise agreed by the Parties, all such Termination Assistance Services shall be performed subject to and in accordance with the terms and conditions of this Agreement and Vendor shall perform the Termination Assistance Services with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and resource efficiency as it provided and was required to provide in respect of the same or similar Services.

4.3  Use of Third Parties.

     (a) Right of Use. TXU shall not be permitted to insource or resource any of the scope or volume of Services being provided by the Transitioned Employees as of the Master Agreement Effective Date; provided, however, that subject to Section 4.3(b), TXU shall be permitted to insource or resource services that replace the scope and volume of Planned Projects after such Planned Projects are completed under this Agreement. Nothing in this Agreement shall be construed or interpreted as (i) a requirements contract or, except as set forth in the immediately preceding sentence, creating any exclusive relationship or
          (ii) preventing TXU obtaining from third parties (each, a "TXU Third Party Contractor"), or providing to itself, any other services, functions or responsibilities, including the development, maintenance and hosting of Software, except as set forth in the immediately preceding sentence. Nothing in this Agreement shall be construed or interpreted as limiting TXU's right or ability to add or delete Eligible Recipients. Except as set forth in the first preceding sentence, nothing in this Agreement shall be construed or interpreted as limiting TXU's right or ability to increase or decrease its demand for Services. To the extent TXU obtains from TXU Third Party Contractors, or provides to itself, any of the Services, the amount to be paid to Vendor by TXU will be equitably adjusted downward in accordance with Exhibit 11. Similarly, to the extent TXU adds or deletes Eligible Recipients or increases or decreases its demand for Services, the amount to be paid to Vendor by TXU will be adjusted in accordance with Exhibit 11.

     (b) TXU agrees to procure from Vendor Project work, provided that Vendor demonstrates it has experience and skills to perform the Projects at least comparable to that of any third parties TXU is considering and offers TXU the best overall terms and conditions (including price) to complete the Projects. At least semi-annually each calendar year, TXU shall meet with Vendor and discuss with Vendor forecasts for projects contemplated by TXU during the next sixth months. TXU at its option may also have Vendor perform Projects at the daily rates set forth in Attachment 2.1.1 to Exhibit 11 as IT Charges - AD Apps Development. With regard to any application development services (including Project work) performed by Vendor, the first CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
          WITH THE COMMISSION of all such services in each calendar year shall not be separately chargeable to TXU because it is included in the Base Services Charge for "AM-AD SMEs Transfer" in Exhibit 11. TXU shall use reasonable efforts to award to Vendor Projects with an aggregate amount paid to Vendor of at least CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION each calendar year.

     (c) Vendor Cooperation. Vendor shall use commercially reasonable efforts to cooperate with and work in good faith with TXU and TXU Third Party Contractors as described in this Agreement and in the applicable Services Agreement or as reasonably requested by TXU.

4.4 Employee Transfers. The transitioning of TXU's employees to Vendor under or in connection with a Services Agreement or a New Service, if any, shall be effected in accordance with the terms and conditions set forth in Exhibit 2.

4.5 Governance. The Parties shall comply with the governance and account management provisions set forth in Exhibit 8.

4.6  PM Business Unit.

     (a) Notwithstanding anything to the contrary in this Agreement or in any agreement related to the transactions contemplated by this Agreement including the Transaction Agreements, in the event that TXU decides that the Portfolio Management Business Unit ("PM Business Unit") will not receive the Services, either as an Eligible Recipient under this Agreement or under a separate agreement with Vendor, then, until the seventh anniversary of the Master Agreement Effective Date, TXU will have the option to (i) terminate the Services provided to the PM Business Unit, (ii) terminate or cause to be terminated any and all licenses or other rights Vendor has to the Software, Equipment, Equipment Leases and Third Party Contracts set forth on Exhibit 12,
          (iii) at its cost, cause Vendor to transfer any and all licenses or other rights Vendor has to such Software, Equipment, Equipment Leases and Third Party Contracts set forth on Exhibit 12, and (iii) notwithstanding Section 19.16 of this Agreement, hire up to fifty (50) of the Transitioned Employees that supported the PM Business Unit (including employees providing information technology and human resources Services) (the "Decommissioning Option").

     (b) In the event that TXU determines to exercise the Decommissioning Option, it shall pay to Vendor CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION. Such amount shall be in lieu of any Termination Charges that may otherwise be payable pursuant to this Agreement. In connection with the termination of Services pursuant to the Decommissioning Option, the Charges and the Baseline Volumes set forth in Exhibit 11 shall be reduced by the following amounts, effective as of the date of termination of the Services:

                                CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION
         --------------------------------------------- ----------------------- ---------------------------- ------------------
         Volumetric                                    `04 Base Service        '05 - End of Term Base       Baseline Volume
                                                       Charge                  Service Charge
         --------------------------------------------- ----------------------- ---------------------------- ------------------
         IT - AM Portfolio Management
         --------------------------------------------- ----------------------- ---------------------------- ------------------
         IT Infrastructure - PCs, FS, Help Desk
         --------------------------------------------- ----------------------- ---------------------------- ------------------
         IT Infrastructure - Network Tier I Site
         --------------------------------------------- ----------------------- ---------------------------- ------------------
         IT Infrastructure - Distributed Computing,
         Mainframe, Storage
         --------------------------------------------- ----------------------- ---------------------------- ------------------
         HR - Energy
         --------------------------------------------- ----------------------- ---------------------------- ------------------

                  For avoidance of doubt, Vendor shall provide Termination Assistance Services to the PM Business Unit in accordance with this Agreement.

5.       RESERVED

6. FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES

6.1      Service Facilities.

         (a)      Service Facilities. The Services shall be provided at or from
                  (i) the TXU Facilities, (ii) the Vendor Facilities, or (iii) any other service location determined by Vendor and notified to TXU at least ninety (90) days prior to use by Vendor; provided that Vendor shall obtain TXU's prior approval, such approval not to be unreasonably withheld or delayed, for any proposed relocation by Vendor of the provision of a Service to any service location identified in Exhibit 3. Vendor shall be financially responsible for all additional costs, taxes or expenses related to or resulting from any Vendor-initiated relocation to a new or different service location, including any reasonable costs or expenses directly incurred (including internal costs) by TXU as a result of such relocation.

         (b) TXU Facilities. TXU shall provide Vendor with the use of and access to the TXU Facilities described in Schedule O.1 to the applicable Services Agreement solely as necessary for Vendor to perform its obligations under this Agreement. Such TXU Facilities together with facilities included in the TXU Contributed Assets are the only facilities being used by the Transitioned Employees as of the Master Agreement Effective Date and are sufficient for Vendor to provide the Services on the Master Agreement Effective Date. TXU warrants that TXU shall not interfere with Vendor's quiet enjoyment of the TXU Facilities. Except as otherwise approved by TXU, TXU owned or leased assets provided for the use of Vendor under this Agreement shall remain in TXU Facilities. In addition, all improvements or modifications to TXU Facilities requested by Vendor shall be (i) subject to reasonable review and approval in advance by TXU, and (ii) performed by or through TXU. Vendor shall reimburse TXU for the actual direct reasonable costs and expenses incurred in connection with such modifications or improvements. EXCEPT AS SET FORTH HEREIN,
                  THE TXU FACILITIES ARE PROVIDED BY TXU TO Vendor ON AN AS-IS, WHERE-IS BASIS. TXU EXPRESSLY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE TXU FACILITIES, OR QUIET ENJOYMENT BY Vendor.

         (c) Physical Security. TXU is responsible for the physical security of the TXU Facilities; provided, that Vendor shall be responsible for the physical security and safety, physical access and control of the buildings or areas over which Vendor has exclusive control and Vendor shall not permit any person to have access to, or control of, any such area unless such access or control is permitted in accordance with control procedures approved by TXU or any higher standard agreed to by TXU and Vendor. Vendor shall be solely responsible for compliance by Vendor Personnel with such control procedures, including obtaining advance approval from TXU to the extent required.

         (d)      Use of TXU Facilities.

                  (i) Vendor shall have the right to use the TXU Facilities to provide the services to third parties. TXU shall take adequate steps to provide Vendor with appropriate TXU Facilities to enable Vendor to achieve its reasonable business objectives.

                 (ii) TXU reserves the right to relocate any TXU Facility from which the Services are then being provided by Vendor to another facility or geographic location upon 120 days prior written notice to Vendor; provided that, in such event, TXU will provide Vendor with comparable office space in another location. TXU shall be financially responsible for all additional costs, taxes or expenses related to or resulting from any TXU-initiated relocation to a new or different service location, including any reasonable costs or expenses directly incurred by Vendor as a result of such relocation. Vendor will not be deemed to be in breach of this Agreement, including a breach of the Service Levels, to the extent that any such TXU-initiated relocation prevents or delays Vendor Personnel from performing Vendor's obligations under this Agreement.

                 (iii) TXU also reserves the right to direct Vendor to cease using all or part of the space in any TXU Facility upon 120 days prior written notice. In such event, TXU shall be financially responsible for all additional costs, taxes or expenses related to or resulting from any such direction, including the reasonable direct costs and expenses incurred in leasing substitute space, provided that such relocation is not contemplated by this Agreement. Vendor will not be deemed to be in breach of this Agreement to the extent that any such direction prevents or delays Vendor Personnel from performing Vendor's obligations under this Agreement or under any Services Agreement.

         (e) Conditions for Return. When the TXU Facilities are no longer to be used by Vendor as contemplated by this Section or are otherwise no longer being used by Vendor to perform the Services or services to third parties, Vendor shall provide ninety (90) days' prior notice to TXU and at the end of such 90 days shall vacate and return such TXU Facilities (including any improvements to such facilities made by or at the request of Vendor) to TXU in substantially the same condition as when such facilities were first provided to Vendor, subject to reasonable wear and tear.

         (f) No Violation of Laws. Vendor shall (i) treat and use the TXU Facilities in a reasonable manner, and (ii) not commit, and shall use all reasonable efforts to ensure that no business visitor or invitee of Vendor commits, any act in violation of any Laws in such Vendor occupied TXU Facility or any act in violation of TXU's insurance policies or in breach of TXU's obligations under the applicable real estate leases in such Vendor occupied TXU Facilities (in each case, to the extent Vendor has received prior notice of such insurance policies or real estate leases).

         (g) Costs and Expenses. Both Parties agree to use commercially reasonable efforts to minimize the costs and expenses associated with any relocation provided for in this Section 6.1.

6.2 Use of Vendor Facilities. At TXU's reasonable request, Vendor shall provide reasonable supervised access to Vendor Facilities by TXU or TXU Third Party Contractors to trouble-shoot and maintain third party software and equipment used to provide Services. TXU shall comply, and shall cause TXU Third Party Contractor's to comply, with Vendor's polices, rules, regulations applicable to Vendor's Facilities (including with respect to security, confidentiality and regulatory issues) of which TXU has been provided prior notice.

6.3      TXU Rules / Employee Safety.

         (a) TXU Rules and Compliance. In performing the Services and using the TXU Facilities, Vendor shall observe and comply with all lawful TXU policies, rules, and regulations applicable to TXU Facilities or the provision of the Services as set forth on Schedule E.3 to the applicable Services Agreement as of the Master Agreement Effective Date (collectively, "TXU Rules"); provided that Vendor will not be deemed to be in breach of this Agreement to the extent that any TXU Rules prevent Vendor Personnel from performing Vendor's obligations under this Agreement. Vendor shall be responsible for the promulgation and distribution of TXU Rules to Vendor Personnel as and to the extent necessary and appropriate. Additions or modifications to the TXU Rules will be communicated by TXU to Vendor or Vendor Personnel prior to be effective date of such addition or modification. Vendor and Vendor Personnel shall observe and comply with such additional or modified TXU Rules; provided that any material addition or modification to the TXU Rules will subject the Charges to an equitable adjustment to reflect any incremental direct actual costs and expenses incurred by Vendor in complying therewith. Where applicable, in observing and complying with those TXU Rules related to TXU's obligation to comply with Affiliate Standards of Conduct requirements ("Affiliate Standards"), Vendor shall develop and timely implement a plan approved by TXU's Compliance Director, or other designee, for complying with the applicable Affiliate Standards. The plan will, at a minimum, include the following elements: management oversight and responsibility, procedures and rules, employee training and communications, response to employee questions and concerns, monitoring, auditing, and evaluating compliance, enforcement and discipline, response to alleged violations, complaints, and requests for information, and documentation of compliance efforts. The plan procedures and rules shall, among other things, implement safeguards that: protect the confidentiality of Oncor Electric Delivery Company's customer information, including protecting against improper disclosure to TXU Affiliates; protect Oncor Electric Delivery Company's confidential information from improper disclosure to other
                  TXU Affiliates; and ensure that all charges are properly allocated among TXU and TXU Affiliates. Vendor shall timely report to TXU any alleged Affiliate Standards violation and shall cooperate in investigating and responding to an alleged Affiliate Standards violation. TXU may audit for Vendor compliance consistent with Section 8.4.

         (b) Safety and Health Compliance. Vendor and Vendor Personnel shall familiarize themselves with the premises and operations at each TXU Facility at or from which Services are rendered and the TXU Rules applicable to each such TXU Facility. Vendor and Vendor Personnel shall observe and comply with all Laws applicable to the use of each TXU Facility or the provision of the Services, including environmental Laws and Laws regarding occupational health and safety. Vendor shall be responsible for the compliance of Equipment, Software, Systems and Services for which it is operationally responsible with such Laws and shall be responsible for any acts or omissions of Vendor Personnel in contravention of such Laws. Notwithstanding the foregoing, Vendor will not be responsible for compliance with Laws by TXU or TXU Personnel. Each Party shall take precautions to avoid injury, property damage, spills or emissions of hazardous substances, materials or waste, and other dangers to persons, property or the environment. To the extent required by TXU as communicated to Vendor, Vendor Personnel shall receive TXU standard training prior to entering certain TXU Facilities.

6.4 Notice of Defaults. Each Party shall promptly inform the other Party in writing of any material breach of, or misuse or fraud in connection with, any Third Party Contract, Equipment Lease or Third Party Software license used in connection with the Services of which it becomes aware and shall cooperate with the other Party to prevent or stay any such breach, misuse or fraud.

7.       SERVICE LEVELS

7.1 General. Beginning on the dates specified in Schedule G to the applicable Services Agreement, Vendor shall perform the Services so as to meet or exceed the applicable Service Levels. Vendor shall perform the Services in accordance with this Agreement (including the Service Levels) and with promptness and diligence, and in a professional and workmanlike manner.

7.2 Service Level Credits. Vendor recognizes that TXU is paying Vendor to deliver the Services at specified Service Levels. If Vendor fails to meet such Service Levels, then Vendor shall pay or credit to TXU the performance credits specified in Exhibit 11 in accordance with Schedule G to the applicable Services Agreement ("Service Level Credits"), in recognition of the diminished value of the Services resulting from Vendor's failure to meet the agreed upon level of performance, and not as a penalty. Under no circumstances shall the imposition of Service Level Credits be construed as TXU's sole or exclusive remedy for any failure to meet the Service Levels; provided, however, that any Service Level Credits received by TXU shall be an offset against the amount of any damages received by TXU from Vendor as a result of the underlying event giving rise to the Service Level Credit.

7.3 Problem Analysis. Upon TXU's request, if Vendor fails in any material respect to provide Services in accordance with this Agreement, Vendor shall (after restoring service or otherwise resolving any immediate problem) (i) promptly investigate and report on the causes of the problem, (ii) provide a Root Cause Analysis of such failure as soon as practicable after such failure or at TXU's request, (iii) implement remedial action and begin complying with this Agreement as soon as practicable, (iv) advise TXU of the status of remedial efforts being undertaken with respect to such problem, and (v) provide TXU reasonable evidence that the causes of such problem have been or will be corrected. Vendor shall use all commercially reasonable efforts to complete the Root Cause Analysis within four (4) days of the initial failure; provided that, if it is not capable of being completed within four (4) days using reasonable diligence, Vendor shall complete such Root Cause Analysis as quickly as possible and shall notify TXU prior to the end of the initial four (4) day period as to the status of the Root Cause Analysis and the estimated completion date.

7.4      Continuous Improvement Reviews.

         Once each year, beginning in the second Contract Year, TXU and Vendor shall periodically review the Service Levels and the performance data collected and reported by Vendor in accordance with Schedule G to the applicable Services Agreement. As part of this review process, the Parties shall, at no additional cost to TXU, increase the Service Levels to reflect the higher performance levels actually attained by Vendor in accordance with Schedule G to the applicable Services Agreement; provided, however, that such actual higher performance was not achieved through the use of additional resources. The Parties may agree, to the extent reasonable and appropriate, to (i) increase the Service Levels to reflect improved performance capabilities associated with advances in the proven processes, technologies and methods available to perform the Services, (ii) add new Service Levels to permit further measurement or monitoring of the accuracy, quality, completeness, timeliness, responsiveness, cost-effectiveness, or productivity of the Services, (iii) modify or increase the Service Levels to reflect changes in the processes, architecture, standards, strategies, needs or objectives defined by TXU, and (iv) modify or increase the Service Levels to reflect agreed upon changes in the manner in which the Services are performed by Vendor. Notwithstanding the foregoing, nothing in this Section 7.4 shall be construed as changing the initial Service Levels for the purpose of determining any Service Level failure or penalty under this Agreement or the Services Agreements.

7.5 Measurement and Monitoring. On or before the applicable Services Agreement Commencement Date, Vendor shall implement reasonable and customary measurement and monitoring tools and metrics as well as standard reporting procedures to measure and report Vendor's performance of the Services against the applicable Service Levels. Vendor shall provide TXU with real-time monitoring and up-to-date problem management data and other data regarding the status of service problems, service requests and user inquiries at levels consistent with those being used as of the Services Agreement Commencement Date.

7.6 Notice of Adverse Impact. If Vendor becomes aware of any failure by Vendor that could reasonably be expected to have a material adverse effect on the Services, then, Vendor shall promptly inform TXU in writing of such situation and the impact or expected impact. Vendor shall as soon as practicable meet with TXU to formulate an action plan to minimize or eliminate the impact of such situation.

7.7      Key Vendor Personnel.

         (a)  Approval of Key Vendor Personnel.

              (i) Before assigning an individual to act as one of the Key Vendor Personnel other than those listed on Schedule C to the Services Agreements, whether as an initial assignment or a subsequent assignment, Vendor shall (1) notify TXU of the proposed assignment, (2) introduce the individual to appropriate TXU representatives, (3) provide reasonable opportunity for TXU representatives to interview the individual, and (4) provide TXU with a resume and such other information about the individual as TXU may reasonably request and as permitted by applicable Law and Vendor's internal policies consistently applied. Within five (5) days of its receipt of the information described in the immediately preceding sentence, TXU will notify Vendor as to whether it has any reasonable objection to the proposed assignment (and any failure of TXU to provide such notice in the time required will be deemed by TXU to be an acceptance of such proposed assignment). If TXU in good faith reasonably and lawfully objects to the proposed assignment, the Parties shall attempt to resolve TXU's concerns on a mutually agreeable basis. If the Parties have not been able to resolve TXU's concerns within five (5) days of TXU communicating its concerns, Vendor shall not assign the individual to that position and shall propose to TXU the assignment of another individual of suitable ability and qualifications.

              (ii) With regard to each Services Agreement, within thirty (30) days after the Services Agreement Effective Date, Vendor shall identify and obtain TXU's approval of all Key Vendor Personnel prior to the applicable Services Agreement Commencement Date.

              (iii) TXU may change the positions designated as Key Vendor
                    Personnel with Vendor's approval which shall not be unreasonably withheld; provided that TXU shall be financially responsible for all additions costs, taxes or expenses related to or resulting from any such TXU requested change.

              (iv) TXU may identify up to CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION people to fill the Key Vendor Personnel positions set forth in Schedule C to the applicable Services Agreement, except as otherwise agreed by the TXU Account Executive and the Vendor Account Executive.

         (b) Continuity of Key Vendor Personnel. Subject to the remainder of this Subsection (b), Vendor shall cause each of the Key Vendor Personnel to devote full time and effort to the provision of Services for the period specified in Schedule C to the applicable Services Agreement from the date he or she assumes the position in question. Vendor shall not transfer, reassign or remove any Key Vendor Personnel (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death) or announce its intention to do so during the specified period, subject to the following procedures. If Vendor proposes to reassign any Key Vendor Personnel, Vendor shall (i) notify
              TXU of the proposed reassignment, (ii) introduce the proposed replacement to appropriate TXU representatives, (iii) provide reasonable opportunity for TXU representatives to interview the proposed replacement, and (iv) provide TXU with a resume and such other information about the proposed replacement as TXU may reasonably request and as permitted by applicable Law and Vendor's internal policies consistently applied. Within five (5) days of its receipt of the information described in the immediately preceding sentence, TXU will notify Vendor as to whether it has any objection to the proposed reassignment and replacement (and any failure of TXU to provide such notice in the time required will be deemed by TXU to be an acceptance of such proposed reassignment and replacement). If, in its sole discretion, TXU lawfully objects to the proposed reassignment and replacement, Vendor shall not assign the proposed replacement to that position and shall propose to TXU the assignment of another individual of suitable ability and qualifications. In the event of the voluntary resignation, involuntary termination for cause, illness, disability or death of any Key Vendor Personnel during or after the specified period, Vendor shall (i) give TXU as much notice as reasonably practicable of such development, and (ii) identify and obtain TXU's approval of a suitable replacement as soon as is reasonably practicable in accordance with Section 7.7(a)(i). In addition, even after the specified period, Vendor shall transfer, reassign or remove Key Vendor Personnel (other than in the case of voluntary resignation, involuntary termination for cause, illness, disability, or death) only after (i) giving TXU at least forty-five (45) days' prior notice of such action, and (ii) identifying and obtaining TXU's approval of a suitable replacement at least thirty (30) days prior to such transfer, reassignment or removal in accordance with Section 7.7(a)(i). Notwithstanding the foregoing, upon Vendor's reasonable request and in connection with Vendor's provision of services to clients other than TXU, TXU shall allow Vendor to use agreed upon Key Vendor Personnel in connection with the provision of such services to other clients.

         (c) Retention and Succession. Vendor shall provide to TXU, for its review and comment, a retention strategy designed to retain Key Vendor Personnel on the TXU account for the prescribed period. Vendor shall also maintain active succession plans for each of the Key Vendor Personnel positions. Vendor shall implement such retention strategies to retain Key Vendor Personnel as Vendor deems appropriate. Upon termination or resignation of any Key Vendor Personnel, Vendor shall provide notice to TXU of such termination and expeditiously identify and obtain TXU's approval of a suitable replacement in accordance with Section 7.7(a)(i).

         (d) Evaluation Input. TXU shall have an opportunity to conduct an annual review of the Vendor Account Executive and each of the other Key Vendor Personnel and an opportunity to provide meaningful information to Vendor with respect to TXU's evaluation of the performance of the Vendor Account Executive and the other Key Vendor Personnel and such evaluation shall be considered by Vendor in establishing the bonus and other compensation of such individuals.

7.8 Vendor Account Executive. Vendor shall designate a "Vendor Account Executive" for this TXU engagement who, unless otherwise agreed by TXU, shall maintain his or her office at 1601 Bryan Street, Dallas, Texas 75201 (in a location therein determined by TXU). The Vendor Account Executive shall (i) be one of the Key Vendor Personnel, (ii) be a full time employee of Vendor, (iii) devote his or her full time and effort to managing and coordinating Vendor's performance under this Agreement,
         (iv) remain in this position for a minimum period of two (2) years from the initial assignment (except as a result of voluntary resignation, involuntary termination for cause, illness, disability, or death), and
         (v) have authority to act on behalf of Vendor in all day-to-day matters pertaining to this Agreement. Additionally, (i) Vendor shall be entitled to designate additional representatives who will be authorized to make certain decisions (e.g., regarding emergency maintenance) if the Vendor Account Executive is not available and (ii) the Vendor Account Executive shall be entitled to delegate any of his or her rights and obligations to one or more designees upon prior notice to TXU. TXU is entitled to rely upon instructions given by the Vendor Account Executive or any other individual designated to have decision-making authority in accordance with this Section.

7.9 Vendor Personnel Are Not TXU Employees; Independent Relationship. Except as otherwise expressly set forth in this Agreement, the Parties intend to hereunder create an independent contractor relationship and nothing in this Agreement shall operate or be construed as making TXU and Vendor partners, joint venturers, principals, joint employers, agents or employees of or with the other. No officer, director, employee, agent, Affiliate, contractor or subcontractor retained by Vendor to perform work on TXU's behalf hereunder shall be deemed to be an officer, director, employee, agent, Affiliate, contractor or subcontractor of TXU for any purpose. Vendor, not TXU, has the sole right, power, authority and duty to (i) supervise, manage and direct the activities of the Vendor Personnel and to compensate such Vendor Personnel for any work performed by them on behalf of TXU pursuant to this Agreement and (ii) contract, direct, procure, perform or cause to be performed all work to be performed by Vendor under this Agreement. Vendor, and not TXU, shall be responsible for all acts and omissions of Vendor Personnel (unless such acts or omissions were at the direction of TXU to Vendor).

7.10     Replacement, Qualifications, and Retention of Vendor Personnel.

         (a) Requested Replacement. In the event that TXU determines lawfully and in good faith that the continued assignment to TXU of any individual Vendor Personnel (including Key Vendor Personnel) is not in the best interests of TXU, then TXU shall give Vendor notice to that effect requesting that such Vendor Personnel be replaced and Vendor shall immediately suspend such individuals performance of the Services and access to TXU Facilities pending completion of the process set forth in this Section 7.10(a). Vendor shall have five (5) days following such notice in which to investigate the matters forming the basis of such request, correct any deficient performance and provide TXU with assurances that such deficient performance shall not recur. If, following such five (5) day period, TXU is not reasonably satisfied with the results of Vendor's efforts to correct the deficient performance and/or to ensure its non-recurrence, Vendor shall, as soon as reasonably practicable, remove and replace such Vendor Personnel with an individual of suitable ability and qualifications. Nothing in this provision shall operate or be construed to limit Vendor's responsibility for the acts or omission of the Vendor Personnel; provided that if Vendor is obligated to remove any Vendor Personnel pursuant to this Subsection without reasonable cause, TXU will be responsible for any direct, actual costs associated with such removal, and Vendor will not be responsible for any delay in providing, or failure to provide, Services as a result of the removal and replacement process.

         (b) Turnover Rate and Data. Commencing in January 2006, Vendor shall report the turnover rate of Vendor Personnel on a semi-annual basis. If TXU reasonably determines that the turnover rate of Vendor Personnel is materially adversely impacting the Services and so notifies Vendor, Vendor shall, within five (5) days of the date of TXU's notice, (i) provide TXU with data concerning Vendor's turnover rate, (ii) meet with TXU to discuss the reasons for the turnover rate, and (iii) submit a proposal for reducing the turnover rate. After considering TXU's comments, to the extent appropriate Vendor shall implement such proposal as soon as practicable.

7.11     Conduct of Vendor Personnel.

         While at TXU Facilities, Vendor Personnel shall (i) comply with the TXU Rules as long as TXU notifies Vendor of such TXU Rules reasonably in advance (subject to Section 6.3(a)), (ii) comply with reasonable requests of TXU personnel pertaining to personal and professional conduct, (iii) attend reasonable workplace training offered by TXU at TXU's request, and (iv) otherwise conduct themselves in a professional and businesslike manner.

7.12 Substance Abuse. Vendor represents and warrants that it has and shall maintain and enforce substance abuse policies, in each case in conformance with applicable Laws, and Vendor Personnel shall be subject to such policies.

8.       VENDOR RESPONSIBILITIES

8.1 Policy and Procedures Manual. Vendor shall deliver to TXU for its review, comment and approval a Policy and Procedures Manual as described in the applicable Services Agreement.

8.2      Reports.

         (a) General. Vendor shall provide TXU with reports pertaining to the performance of the Services ("Reports") as set forth in Schedule R to the applicable Services Agreement, in the format and at the frequencies provided therein. In addition, TXU may request, and Vendor will generate and deliver, additional Reports at the cost and expense of TXU. All Reports described in Schedule R to the applicable Services Agreement shall be provided to TXU as part of the Services. The Reports described in Schedule R to the applicable Services Agreement and, to the extent mutually agreed upon, all other Reports, shall be provided to TXU in hard copies and electronic copies.

         (b) Back-Up Documentation. Vendor shall provide TXU with copies of and access to data, documentation and other information in Vendor's possession as may be reasonably requested by TXU in order to verify the accuracy of the Reports provided by Vendor.

         (c) Correction of Errors. Vendor shall promptly correct all errors and inaccuracies in or with respect to the Reports, of which it becomes aware, including the information or data contained in such Reports; provided that errors or inaccuracies for which TXU is responsible shall be corrected by Vendor at TXU's expense.

8.3 Access to Specialized Vendor Skills and Resources. Upon TXU's reasonable request, Vendor shall provide TXU with reasonable access to Vendor's specialized personnel on an expedited basis taking into account the relevant circumstances (the "Specialized Services"). The Parties acknowledge that the provision of such Specialized Services may, in some cases, constitute New Services for which Vendor is entitled to additional compensation, but in no event shall Vendor be entitled to any additional compensation for New Services under this Subsection unless the TXU Account Executive and Vendor Account Executive expressly agree in writing upon such additional compensation. If TXU authorizes Vendor to proceed but the Parties disagree as to whether the authorized work constitutes New Services, Vendor shall proceed with such work and the disagreement shall be submitted to dispute resolution pursuant to Article 17.

8.4      Audit Rights.

         (a) Vendor Records. Vendor shall maintain complete and accurate records of and supporting documentation related to the Services, including for all Charges ("Contract Records"). Vendor shall maintain such Contract Records in accordance with generally accepted accounting principles for the applicable jurisdiction applied on a consistent basis. Vendor shall retain Contract Records in accordance with TXU's record retention policy as in effect on the Master Agreement Effective Date a copy of which has been provided to Vendor, which may be modified by the Parties in accordance with the Adjustment Process.

         (b) Operational Audits. Vendor shall provide to TXU (and internal and external auditors, inspectors, governmental bodies, regulators and other representatives that TXU may designate) access at reasonable hours to Vendor Personnel, to the facilities at or from which Services are or have been provided and to Contract Records and other pertinent information, all to the extent relevant to the Services and Vendor's obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections of TXU and its businesses, including to (i) verify the integrity of TXU Data, (ii) examine the systems that process, store, support and transmit that data, (iii) examine controls (e.g., organizational controls, input/output controls, system modification controls, processing controls, system design controls, and access controls) and security, disaster recovery and back-up practices and procedures,
               (iv) examine Vendor's performance of the Services, (v) verify Vendor's reported performance against this Agreement (including the applicable Service Levels), (vi) examine Vendor's measurement, monitoring, management and reporting tools, and (vii) enable TXU to meet applicable legal, regulatory and contractual requirements, in each case to the extent applicable to the Services. Vendor shall provide any assistance reasonably requested by TXU or its designee in conducting any such audit, including installing and operating audit software. If an audit reveals a material breach of this Agreement, Vendor shall promptly reimburse TXU for the actual cost of such audit and any damages, fees, fines, or penalties assessed against or incurred by TXU as a result thereof.

         (c) Financial Audits. During the Term and for a period thereafter required by Law, Vendor shall provide to TXU (and internal and external auditors, inspectors, governmental bodies, regulators and other representatives that TXU may designate) access at reasonable hours to Vendor Personnel and to Contract Records required to be maintained by TXU by Law and other pertinent information, all to the extent relevant to the Services and Vendor's obligations under this Agreement. Such access shall be provided for the purpose of performing audits and inspections to
              (i) verify the accuracy and completeness of Contract Records,
              (ii) verify the accuracy and completeness of Charges and any Pass-Through Expenses and Out-of-Pocket Expenses, (iii) examine the financial controls, processes and procedures utilized by Vendor, (iv) examine Vendor's performance of its other financial obligations, and (v) enable TXU to meet applicable legal, regulatory and contractual requirements, in each case to the extent applicable to the Services and/or the Charges for such Services. Vendor shall provide any assistance reasonably requested by TXU or its designee in conducting any such audit. If any such audit reveals a net overcharge by Vendor, and Vendor does not successfully dispute the amount questioned by such audit in accordance with Article 17, Vendor shall promptly pay to TXU the amount of such overcharge, together with interest from the date of Vendor's receipt of such overcharge at the rate set by Citibank, N.A. as its prime lending rate plus two (2) percent per annum. In addition, if any such audit reveals an overcharge of more than the greater of (x) five percent (5%) and (y) one million dollars, in each case of the audited Charges in any Charges category, Vendor shall promptly reimburse TXU for the actual cost of such audit.

         (d) Audit Assistance. TXU may be subject to regulation and audit by governmental bodies, standards organizations, other regulatory authorities, customers or other parties to contracts with TXU under applicable Laws, rules, regulations, standards and contract provisions. If a governmental body, standards organizations, other regulatory authority or customer or other party to a contract with TXU exercises its right to examine or audit TXU pursuant to such Laws, rules, regulations, standards or contract provisions, Vendor shall provide reasonable assistance requested by TXU in responding to such audits or requests for information.

         (e)  General Procedures.

              (i) Except as otherwise required under applicable Law, TXU may perform audits in accordance with this Section upon reasonable notice to Vendor during normal business hours, for a reasonable duration and not more than one time per any 12 month period; provided that if any audit reveals a material failure of compliance with this Agreement then TXU shall be entitled to conduct a follow-up audit within six months. The costs and expenses to perform audits under this Section shall be borne by TXU.

              (ii) Notwithstanding the intended breadth of TXU's audit rights, TXU shall not be given access to (A) the proprietary information of other Vendor customers or vendors not related to the provision of the Services, (B) Vendor locations that are not related to TXU or the Services, or (C) Vendor's internal costs, except to the extent such costs are the basis upon which TXU is charged and/or are necessary to calculate the applicable Charges.

              (iii) In performing audits, TXU shall use all reasonable efforts to avoid unnecessary disruption of Vendor's operations and unnecessary interference with Vendor's ability to perform the Services.

              (iv) Following any audit, TXU shall conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with Vendor to obtain factual concurrence with issues identified in the review.

              (v) TXU (and internal and external auditors, inspectors, regulators) shall be given reasonable secure workspace in which to perform an audit, plus reasonable access to photocopiers, telephones, facsimile machines, computer hook-ups, and any other facilities or equipment needed for the performance of the audit.

         (f) Vendor Internal Audit. If Vendor determines as a result of its own internal audit that it has overcharged TXU, then Vendor shall promptly pay to TXU the amount of such overcharge, together with interest from the date of Vendor's receipt of such overcharge at the rate set by Citibank, N.A. as its prime lending rate plus two (2) percent per annum.

         (g) Vendor Response. Vendor and TXU shall meet to review each audit report promptly after the issuance thereof. Vendor will respond to each audit report in writing within thirty (30) days from receipt of such report, unless a shorter response time is specified in such report. Vendor and TXU shall develop and agree upon an action plan to promptly address and resolve any deficiencies, concerns and/or recommendations in such audit report and following approval of such plan by TXU, Vendor shall undertake remedial action in accordance with such action plan and the dates specified therein.

         (h) Vendor Response to Non-TXU Audits. If an audit by a governmental body, standards organization or regulatory authority having jurisdiction over TXU or Vendor results in a finding that Vendor is not in compliance with any generally accepted accounting principle or other audit requirement or any Law or standard relating to the performance of its obligations under this Agreement, Vendor shall, at its own expense and within the time period specified by such auditor, address and resolve the deficiency(ies) identified by such governmental body, standards organization or regulatory authority.

         (i) SAS 70 Audit. Vendor shall conduct annually, or less frequently as may be commercially reasonable, a Type 2 Statement of Auditing Standards ("SAS") 70 audit (or equivalent audit) with respect to all Vendor Facilities at or from which the Services are provided and Vendor's obligations hereunder shall be met by providing a copy of the resulting audit report to TXU and its independent auditors no later than 90 days prior to the end of TXU's fiscal year. Vendor shall respond to such report in accordance with Section 8.4(g).

8.5      Agency and Disbursements.

         (a) Limited Agency. TXU hereby appoints Vendor as its limited agent during the Term solely for the purposes of performing the Services, including to manage and administer the Managed Third Party Agreements. TXU shall provide, on a timely basis, such affirmation of Vendor's authority to such lessors, licensors, suppliers, and other third parties as Vendor may reasonably request.

         (b) Reimbursement for Substitute Payment. If either Party in error pays to a third party an amount for which the other Party is responsible under this Agreement, the Party that is responsible for such payment shall promptly reimburse the paying Party for such amount.

         (c) Notice of Decommissioning. Vendor agrees to notify TXU promptly if and to the extent any TXU owned Equipment or TXU leased Equipment will no longer be used to provide the Services. The notification will include the identification of the Equipment, and the date it will no longer be needed by Vendor, along with the reason for decommissioning. Upon receipt of any such notice, TXU may, in its sole discretion, terminate the Equipment lease for such leased Equipment as of the date specified in such notice and sell or otherwise dispose of or redeploy such TXU owned Equipment as of the date specified in such notice. Upon Vendor ceasing to use any Equipment (or, in the case of leased Equipment, upon the last day TXU is obligated to make such leased Equipment available to Vendor, if earlier), Vendor shall return the same to TXU and/or its designee(s) in condition at least as good as the condition thereof on the applicable Services Agreement Commencement Date, ordinary wear and tear excepted, provided that such Equipment was under the control of Vendor.

8.6      Subcontractors.

         (a) Use of Subcontractors. Except to the extent set forth in subclauses
             (i)-(iii) hereunder, Vendor shall not subcontract any of its responsibilities without TXU's prior approval, which may be withheld in TXU's sole discretion. TXU agrees that Vendor may subcontract in the following instances without TXU's approval:
             (i) to the Subcontractors listed on Schedule D to the applicable Services Agreement, (ii) for any services that are in support of Vendor's provision of the Services (e.g., janitorial services or catering services) from a Vendor Service Location, or (iii) subcontracts pursuant to which Vendor intends to pay to the Subcontractor less than twenty percent (20%) of the aggregate Charges reasonably expected to be payable under the applicable Services Agreement during any Contract Year (any of the foregoing, a "Permitted Subcontract"). Prior to entering into a subcontract (other than a Permitted Subcontract) with a third party to provide or perform any part of the Services, Vendor shall (y) give TXU reasonable prior notice specifying the components of the Services affected, the scope of the proposed subcontract, the identity and qualifications of the proposed Subcontractor, and the reasons for subcontracting the work in question and (z) obtain TXU's prior approval of such Subcontractor.

         (b) Shared Subcontractors. Notwithstanding Section 8.6(a), Vendor may, in the ordinary course of business, subcontract with temporary personnel firms for the provision of temporary contract labor (collectively, "Shared Subcontractors"); provided, that such Shared Subcontractors possess the training and experience, competence and skill to perform the work in a skilled and professional and workmanlike manner. TXU shall have no approval right with respect to such Shared Subcontractors. If, however, TXU expresses dissatisfaction with the services of a Shared Subcontractor, Vendor shall work in good faith to resolve TXU's concerns on a mutually acceptable basis.

         (c) Vendor Responsibility. For purposes of this Agreement,
             (i) services, functions and responsibilities performed or provided by Subcontractors (including their personnel) shall be deemed Services performed and provided by Vendor, (ii) references to Vendor shall include such Subcontractors (including for purposes of compliance with operations, policies, procedures, rules, standards and the like of TXU and the indemnities under this Agreement), (iii) Vendor shall be responsible for any failure by any Subcontractor to perform in accordance with this Agreement or to comply with any duties or obligations imposed on Vendor under this Agreement (including the Service Levels) to the same extent as if such failure to perform or comply was committed by Vendor or Vendor employees, and (iv) Vendor shall be responsible for the performance of all Subcontractors providing any of the Services. Vendor shall be TXU's sole point of contact regarding the Services.

8.7 Requirement of Writing. To the extent TXU is required under this Agreement to obtain Vendor's approval, consent or agreement, such approval, consent or agreement must be in writing and must be signed by or directly transmitted by electronic mail from the Vendor Account Executive or by the applicable individual to whom authority has been delegated in accordance with Section 7.8. Notwithstanding the preceding sentence, the Vendor Account Executive may agree in advance in writing that as to certain specific matters oral approval, consent or agreement will be sufficient.

9.       TXU RESPONSIBILITIES

9.1 Responsibilities. In addition to TXU's responsibilities expressly set forth elsewhere in this Agreement, TXU shall be responsible for the following:

         (a) TXU Account Executive. TXU shall designate one (1) individual to whom all Vendor communications concerning this Agreement may be addressed (the "TXU Account Executive"), who shall have the authority to act on behalf of TXU in all day-to-day matters pertaining to this Agreement. TXU may change the designated TXU Account Executive by providing notice to Vendor. Additionally,
             (i) TXU shall be entitled to designate additional representatives who will be authorized to make certain decisions (e.g.,
             regarding emergency maintenance) if the TXU Account Executive is not available and (ii) the TXU Account Executive shall be entitled to delegate any of his or her rights and obligations to one or more designees upon prior notice to Vendor. Vendor is entitled to rely upon instructions given by the TXU Account Executive or any other individual designated to have decision-making authority in accordance with this Section 9.1(a).

         (b) Cooperation. TXU shall cooperate with Vendor by, among other things, making available, as reasonably requested by Vendor and as otherwise required by this Agreement, management decisions, information, approvals and acceptances so that Vendor may accomplish its obligations and responsibilities hereunder.

        (c) Requirement of Writing. To the extent Vendor is required under this Agreement to obtain TXU's approval, consent or agreement, such approval, consent or agreement must be in writing and must be signed by or directly transmitted by electronic mail from the TXU Account Executive or by the applicable individual to whom authority has been delegated in accordance with
             Section 9.1(a). Notwithstanding the preceding sentence, the TXU Account Executive may agree in advance in writing that as to certain specific matters oral approval, consent or agreement will be sufficient.

        (d) TXU shall terminate its service level agreement between TXU Energy Company LLC and TXU Gas Company prior to the IT Services Agreement Commencement Date.

9.2      Savings Clause.

        (a) Vendor's failure to timely or otherwise perform its responsibilities under this Agreement (including failure to meet the Service Levels) shall be excused if and to the extent such Vendor non-performance is directly caused by (i) TXU's or TXU
             Third Party Contractor's gross negligence or wrongful acts or omissions or TXU's or TXU Third Party Contractor's breach of its obligations under this Agreement, (ii) Software, Equipment or Systems for which TXU or TXU Third Party Contractors have operational responsibility, or (iii) Vendor's compliance with specific instructions of TXU or TXU Third Party Contractors. Vendor agrees to timely notify TXU of such event and its inability to perform under such circumstances to the extent Vendor is aware thereof. To the extent such non-performance has not occurred, Vendor agrees to provide TXU with every reasonable opportunity to correct event and thereby avoid such Vendor non-performance. Vendor shall use commercially reasonable efforts to perform the Services notwithstanding such events.

9.3      Contribution Failure.  If a Contribution Failure occurs:

         (a) Vendor Effort to Cure. Vendor shall use reasonable best efforts, and TXU shall cooperate to permit Vendor to procure the applicable consent, permit, approval, authorizations or other actions, or to cure any other fact or circumstance constituting the Contribution Failure. TXU shall reimburse Vendor for CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION of the costs Vendor incurs in connection with such activities including activities under Section 9.3(a) of the Master Framework Agreement dated May 17, 2004 between Oncor Electric Delivery Company and Capgemini Energy LP ("Oncor MFA"); provided, however, that Vendor shall not be obligated to incur more than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION in the aggregate under this Section 9.3 and Section 9.3 of the Oncor MFA (including amounts subject to reimbursement), and TXU shall not be obligated to reimburse more than CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION in the aggregate unless it otherwise agrees.

         (b) Other Solutions. If the Contribution Failure is not cured as provided in Section 9.3 (a), whether because Vendor's efforts are not successful or (without limiting TXU's payment obligations under Section 9.3(a)) Vendor would incur more costs than provided in
             Section 9.3(a), and if the Contribution Failure prevents
             Vendor from performing timely or otherwise performing the Services including meeting the Transition Milestones, the Vendor shall use all reasonable best efforts to develop and propose to TXU a solution that would enable Vendor to perform Services without materially and adversely affecting TXU's operations or the Services. If the proposed solution would materially and adversely affect Vendor's costs in providing the Services, Vendor may propose an adjustment to the Charges to take into account the additional costs, whereupon the Parties shall endeavor in good faith to agree to an equitable adjustment to the Charges.
             If within 30 days following Vendor's first proposal of the solution and (if applicable) adjustment to the Charges the Parties have not agreed on a proposed solution and (if applicable) adjustment, the Parties promptly shall meet and endeavor in good faith to agree on a decrease in the scope of the Services or an adjustment to the Service Levels so that Vendor can perform the Services as so adjusted at the Service Levels as so adjusted without increased costs despite the Contribution Failure.

         (c) To the extent that the Contribution Failure prevents Vendor from performing timely or otherwise performing the Services, the Vendor shall be excused from such performance unless and until the Contribution Failure is cured or a solution or adjustment is agreed as provided in the preceding provisions of this Section.

10.      CHARGES

10.1     General.

         (a) Payment of Charges. In consideration of Vendor's performance of the Services, TXU agrees to pay Vendor the applicable Charges set forth in Exhibit 11.

         (b) No Additional Charges. The charges for Transition Services are set forth in Exhibit 11 and there are no separate or additional charges, fees, expenses or other amounts for such Transition Services. TXU shall not pay any Charges for the Services in addition to those set forth in the applicable Services Agreement. Any costs incurred by Vendor prior to the Services Agreement Commencement Date are included in the Charges as set forth in Exhibit 11 and shall not be separately paid or reimbursed by TXU.

         (c) No Charge for Reperformance. At no additional expense to TXU, Vendor shall reperform (including any required backup or restoration of data from scheduled backups or, if not available on such backups, restoration by other means with TXU's reasonable cooperation) any Services that result in incorrect outputs due to an error or breach of this Agreement by Vendor, and the resources required for such performance shall not be counted in calculating the Charges payable or resources utilized by TXU. Any reperformance required by an error or breach of this Agreement by TXU, and the resources required for such performance, will be at the sole cost and expense of TXU.

         (d) Eligible Recipient Services. To the extent a designated Eligible Recipient will receive less than all of the Services, TXU shall identify in advance the Services to be provided by Vendor to such Eligible Recipient. In the event of a transaction described in clause (c) or (d) of the definition of Eligible Recipient, TXU may elect, on behalf of the Eligible Recipient in question, either (i) that such Eligible Recipient shall continue to obtain some or all of the Services subject to and in accordance with this Agreement for the remainder of the term of the applicable Services Agreement, or
             (ii) that the Eligible Recipient shall cease to receive some or all of the Services as of a specified date, subject to its receipt of Termination Assistance Services pursuant to Section 4.2.

         (e) Severance. At the end of each three month period commencing on the Services Agreement Commencement Date for the IT Services
             Agreement and ending eighteen months after such Services Agreement Commencement Date, TXU shall reimburse Vendor for the actual severance amounts paid directly to (i) terminated Transitioned Employees (in accordance with Exhibit 2) under each of the Initial Services Agreements during such three month period who have signed an Agreement and Release substantially in the form attached as
             Schedule 1 to Exhibit 2 and (ii) terminated Transitioned Employees under the Oncor MFA (as such term is defined in the Oncor MFA)
             (in accordance with Exhibit 2 to the Oncor MFA) under each of the Initial Services Agreements (as defined in the Oncor MFA) during such three month period who have signed an Agreement and Release substantially in the form attached as Schedule 1 to Exhibit 2 to the Oncor MFA ("Actual Severance") up to an aggregate cap of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
             WITH THE COMMISSION for all such Transitioned Employees under all such Initial Services Agreements. If TXU's reimbursement obligation to Vendor under this Section is less than then CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION within 30 days after the end of such eighteen month period, Vendor shall be entitled to a payment from TXU in an amount equal to: CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY
             WITH THE COMMISSION.

         (f) Transition Charges. With respect to Transition Charges under this Agreement and Transition Charges under the Oncor MFA, TXU shall reimburse Vendor for CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION Transition Charges and CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION of Transition Charges, in each case under all of the Initial Services Agreements, incurred by the Vendor by the 18 month anniversary of the Services Agreement Commencement Date under each such agreement unless otherwise agreed to by the parties. TXU's aggregate commitment to reimburse Vendor for Transition Charges under all of the Initial Services Agreements and under the Initial Services Agreements as defined in the Oncor MFA is $25,000,000. TXU shall reimburse Vendor for such amounts against invoices as such Transition Charges are incurred by Vendor, with such amounts payable by TXU at the end of each three month period commencing on the Services Agreement Commencement Date for the IT Services Agreement.

10.2     Pass-Through Expenses.

         (a) Procedures and Payment. TXU shall pay all Pass-Through Expenses directly to the applicable suppliers following review, validation and approval of such Pass-Through Expenses by Vendor. Before submitting an invoice to TXU for any Pass-Through Expense, Vendor shall (i) review and validate the invoiced charges, (ii) identify any errors or omissions, and (iii) communicate with the applicable supplier to correct any errors or omissions, resolve any questions or issues and obtain any applicable credits for TXU. Vendor shall deliver to TXU the original supplier invoice, together with any documentation supporting such invoice and a statement that Vendor has reviewed and validated the invoiced charges, within ten (10) days after Vendor's receipt thereof, or if earlier, at least three
             (3) days prior to the date on which payment is due if such invoice was received by Vendor at least ten (10) days prior to such due date. In addition, if the supplier offers a discount for payment prior to a specified date, Vendor shall deliver such invoice and associated documentation to TXU at least ten (10) days prior to such date. To the extent Vendor fails to comply with its obligations hereunder, it shall be financially responsible for any discounts lost or any late fees or interest charges incurred by TXU and in addition, to the extent Vendor fails to process any invoice in accordance with this provision, it shall be financially responsible for any penalties associated with late payment with respect to such invoiced amounts, provided that in each such case TXU notified Vendor of the importance of processing the applicable Pass-Through Expense in a timely manner and accordance with the underlying invoice terms

         (b) Efforts to Minimize. Vendor will continually use commercially reasonable efforts to identify methods of reducing and minimizing TXU's retained and Pass-Through Expenses and will notify TXU of such methods and the estimated potential savings associated with each such method.

10.3 Incidental Expenses. Vendor acknowledges that, except as expressly provided otherwise in this Agreement, all charges, fees, expenses and other amounts (in each case whether internal or in respect of third parties) that Vendor incurs in performing the Services and complying with this Agreement are included in the Charges. Accordingly, such charges, fees, expenses and amounts shall not be separately paid or reimbursed by TXU.

10.4 Taxes. The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

         (a) Income Taxes. Each Party shall be responsible for its own Income Taxes.

         (b) Sales, Use and Property Taxes. Each Party shall be responsible for any sales, lease, use, personal property, stamp, duty or other such taxes on Equipment, Software or property it owns or leases from a third party, including any lease assigned pursuant to this Agreement, and/or for which it is financially responsible under this Agreement.

        (c) Taxes on Goods or Services Used by Vendor. Vendor shall be responsible for all sales, service, value-added, lease, use, personal property, excise, consumption, and other taxes and duties, including VAT, payable by Vendor on any goods or services used or consumed by Vendor in providing the Services (including services obtained from Subcontractors) where the tax is imposed on Vendor's acquisition or use of such goods or services and the amount of tax is measured by Vendor's costs in acquiring or procuring such goods or services and not by TXU's cost of acquiring such goods or services from Vendor.

        (d) Service Taxes. Vendor shall be responsible for all Service Taxes in effect as of the Master Agreement Effective Date. Subject to Section 13.3(j) TXU shall be responsible for all Service Taxes that come into effect after the Master Agreement Effective Date (including increases in the rate of Service Taxes from the rate in effect as of the Master Agreement Effective Date).

       (e) Notice of New Taxes and Charges. Vendor shall promptly notify TXU when it becomes aware of any new taxes or other charges (including changes to existing taxes or charges) to be passed through and/or collected by TXU under this Section. Such notification (which must be separate from the first invoice reflecting such taxes or other charges, if applicable) shall contain a detailed explanation of such taxes or charges, including the effective date of each new tax or charge.

       (f) Efforts to Minimize Taxes. The Parties agree to cooperate fully with each other to enable each other to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Vendor's invoices shall separately state the Charges that are subject to taxation and the amount of taxes included therein. Each Party will provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials, or services, and other exemption certificates or information reasonably requested by either Party. At TXU's request, Vendor shall provide TXU with (i) written certification signed by a senior executive of Vendor confirming that Vendor has filed all required tax forms and returns required in connection with any Service Taxes collected from TXU, and has collected and remitted all applicable Service Taxes, and (ii) such other information pertaining to applicable Taxes as TXU may reasonably request.

       (g)   Tax Audits or Proceedings.

             (i) The provisions of this Section 10.4(g)(i) shall apply with respect to any audit, proceeding or claim by any Tax Authority that relates to taxes assessed by such Tax Authority for which the other Party is financially responsible and that relates solely to such other Party and, with respect to Vendor, does not involve claims for taxes assessed in connection with any other customer of Vendor. Each Party shall promptly notify the other Party of, and coordinate with the other Party, the response to and settlement of, any claim for Tax Authorities for which the other Party is financially responsible under this Agreement. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party will have the right to elect to control the response to and settlement of the claim, but the other Party will have all rights to participate in the responses and settlements commensurate with its potential responsibilities or liabilities. Each Party also shall have the right to challenge the imposition of any tax liability for which it is financially responsible under this Agreement or, if necessary, to direct the other Party to challenge the imposition of any such tax liability. If either Party requests the other to challenge the imposition of any tax liability, such other
                 Party shall do so (unless and to the extent it assumes financial responsibility for the tax liability in question), and the requesting Party shall reimburse the other for all fines, penalties, interest, additions to taxes or similar liabilities imposed in connection therewith, plus the reasonable legal, accounting and other professional fees and expenses it incurs. Each Party shall be entitled to any tax refunds or rebates obtained with respect to the taxes for which such Party is financially responsible under this Agreement.

             (ii)The provisions of this Section 10.4(g)(ii) shall apply to any audit, proceeding or claim by any Tax Authority that relates to a type of tax (e.g., a Service Tax) assessed by such Tax Authority to one Party for which the other Party is financially responsible under this Agreement and for which Vendor or other Vendor customers are also financially responsible in other similar transactions. Each Party shall promptly notify the other of any claim for taxes assessed by applicable Tax Authorities for which the other Party is responsible under this Agreement. Each Party shall provide any information related to such claim reasonably requested by the other Party. If either Party has a reasonable basis for a challenge and requests the other to so challenge the imposition of any tax liability, such other Party shall do so (unless and to the extent it assumes financial responsibility for the tax liability in question), and the requesting Party shall reimburse the other for all reasonable legal, accounting or other professional fees and expenses it incurs in such challenge. In addition, neither Party shall enter into a settlement of any tax liability that creates a binding financial obligation for the other Party without the other Party's approval, which shall not be unreasonably withheld; provided that the other Party assumes financial liability for any interest, penalties or fines which accrue on the claimed amount, and provided further that this Subsection (ii) shall not limit Vendor's right or ability to settle similar claims related to other customers or amounts for which Vendor has financial responsibility. Each Party shall be entitled to any tax refunds or rebates obtained with respect to taxes for which such Party is financially responsible under this Agreement.

       (h) Tax Filings. Each Party represents, warrants and covenants that it will file appropriate tax returns, and pay applicable taxes owed arising from or related to the provision of the Services in applicable jurisdictions. Vendor represents, warrants and covenants that it is registered to and will collect and remit Service Taxes in all applicable jurisdictions.

10.5     New Services.

         (a) Procedures. If TXU requests that Vendor perform any New Services reasonably related to the Services or other services generally provided by Vendor, Vendor shall promptly prepare a New Services proposal for TXU's consideration. Unless otherwise agreed by the Parties, Vendor shall prepare such New Services proposal at no additional charge to TXU and shall use commercially reasonable efforts to deliver such proposal to TXU within thirty (30) days of its receipt of TXU's request or more quickly in the case of a pressing business need or an emergency situation. TXU shall timely provide such information as Vendor reasonably requests in order to prepare such New Service proposal. Such New Services proposal shall include the following at a level of detail sufficient to permit TXU to make an informed business decision:
             (i) a project plan and fixed price or price estimate for the New Service, (ii) a breakdown of such price or estimate, (iii) a description of the service levels to be associated with such New Service, (iv) a schedule for commencing and completing the New Service, (v) a description of any new hardware or software to be provided by Vendor in connection with the New Service, (vi) a description of any software, hardware and other resources, including Resource Unit (as defined in Exhibit 11) utilization, necessary to provide the New Service, (vii) any additional facilities or labor resources to be provided by TXU in connection with the proposed New Service, and (viii) in the case of any Developed Materials to be created through the provision of the proposed New Services, any Vendor ownership rights therein. TXU may accept or reject any New Services proposal in its sole discretion and Vendor shall not be obligated to perform any New Services to the extent the applicable proposal is rejected. TXU's acceptance of a New Services proposal shall only be valid and binding on TXU if approved in writing by the TXU Account Executive. Unless the Parties otherwise agree, if TXU accepts Vendor's proposal, Vendor will perform the New Services and be paid in accordance with the proposal submitted by Vendor and the provisions of this Agreement. Upon TXU's acceptance of a Vendor proposal for New Services, the scope of the Services will be expanded and the applicable Services Agreement will be modified to include such New Services. Notwithstanding any provision to the contrary, (i) Vendor shall act reasonably and in good faith in formulating such pricing proposal, (ii) Vendor shall identify potential means of reducing the cost to TXU, including utilizing Subcontractors as and to the extent appropriate, (iii) such pricing proposal shall be no less favorable to TXU than the pricing and labor rates set forth in this Agreement for comparable Services, and (iv) such pricing proposal shall take into account the existing and future volume of business between TXU and Vendor.

         (b) Use of Third Parties. TXU may elect to solicit and receive bids from third parties to perform any New Services. If TXU elects to use third parties to perform New Services, (i) such New Services shall not be deemed "Services" under this Agreement, and (ii) Vendor shall cooperate with such third parties as provided in Section 4.3.

         (c) Services Evolution and Modification. The Parties anticipate that the Services will evolve and be supplemented, modified, enhanced or replaced over time to keep pace with technological and process advancements and improvements in the methods of performing and delivering services and the changes in the businesses of TXU. The Parties acknowledge and agree that these changes will modify the Services and will not be deemed to result in New Services unless the changed services meet the definition of New Services, in which case Vendor shall have the right to produce a proposal for TXU to provide such New Services.

         (d) End User and Eligible Recipient Requests. Vendor will promptly inform the TXU Account Executive of requests for New Services from End Users, and subject to the provisions of Subsection
             (a) above, shall submit any proposals for New Services to the TXU Account Executive. Vendor shall not agree to provide New Services to any End Users without the prior written approval of the TXU Account Executive. If Vendor fails to comply strictly with this Section 10.5(d), it shall receive no compensation for any services rendered to any person or entity.

         (e) Efforts to Reduce Costs and Charges. TXU may request that the Parties work together to identify ways to achieve reductions in the cost of service delivery and corresponding reductions in the Charges to be paid by TXU by modifying or reducing the nature or scope of the Services, the applicable Service Levels or other contract requirements. If requested by TXU, Vendor shall promptly prepare a proposal at a level of detail sufficient to permit TXU to make an informed business decision identifying all viable means of achieving the desired reductions without adversely impacting business objectives or requirements identified by TXU. In preparing such a proposal, Vendor shall give reasonable consideration to any means of achieving such reductions proposed by TXU, Vendor shall negotiate in good faith with TXU about each requested reduction in Charges and shall identify to TXU if and to what extent the cost of service delivery may be reduced by implementing various changes in this Agreement. TXU shall not be obligated to accept or implement any proposal, and Vendor shall not be obligated to implement any change that affects the terms of this Agreement unless and until such change is reflected in a written amendment to this Agreement.

10.6 Proration. Periodic charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month on a calendar day basis.

10.7     Refundable Items.

         (a) Prepaid Amounts. Where TXU has prepaid for a service or function for which Vendor is assuming financial responsibility under this Agreement, Vendor shall refund to TXU, upon either Party identifying and verifying the prepayment, that portion of such prepaid expense which is attributable to periods on and after the applicable Services Agreement Commencement Date.

         (b) Refunds and Credits. If either Party should receive a refund, credit, discount or other rebate for goods or services paid by the other Party, the recipient Party shall (i) notify the other Party of such refund, credit, discount or rebate and
             (ii) pay the full amount of such refund, credit, discount or rebate to the other Party.

10.8     TXU Benchmarking Reviews.

         (a) Benchmarking Review. Beginning on the second anniversary of the Master Agreement Effective Date and no more frequently than once every 18 months with regard to a Services Agreement thereafter (such 18 months period commencing from the completion of the immediately prior Benchmarking), TXU may engage the services of an independent third party (a "Benchmarker"), as agreed upon by both Parties, to compare the quality and cost of all or any reasonable aggregation of the Services (consistent with the overall structuring of the relationship between the parties, as reflected in the Transaction Agreements) against the quality and cost of service providers performing similar services to ensure that TXU is receiving from Vendor pricing and levels of service that are competitive with market rates, prices and service levels, given the nature, volume and type of Services provided by Vendor under this Agreement ("Benchmarking").

         (b) General. Any Benchmarker engaged by TXU shall execute a non-disclosure agreement substantially in the form of Exhibit
             7. Vendor shall cooperate fully with TXU and the Benchmarker and shall provide reasonable access to the Benchmarker during such effort. The Benchmarking shall be conducted so as not to unreasonably disrupt Vendor's operations under this Agreement. The costs of the Benchmarker for each benchmarking analysis shall be shared equally by the Parties.

        (c) Result of Benchmarking. If the Benchmarker finds that the Charges paid by TXU for all Services or for any part of Services are greater than the lowest CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION of the prices charged by other service providers for work of a similar nature, type or volume
             (the "Benchmark Standard"), the Benchmarker shall submit a written report to TXU and to Vendor setting forth such findings and conclusions (the "Benchmark Report"). Following TXU's receipt of the Benchmark Report, the Parties shall promptly meet to review the results indicated therein and Vendor shall, at TXU's option and in TXU's sole discretion, decrease the Charges (retroactive to the date of commencement of the Benchmarking) such that the reduced Charges for the Benchmarked Services are not greater than the Benchmark Standard. If the Benchmarker does not issue a Benchmark Report, then at TXU's reasonable request the Benchmarker shall provide TXU and Vendor with materials indicating its observations and suggestions based on the data collected or used during the Benchmarking analysis.

11.      INVOICING AND PAYMENT

11.1     Invoicing.

         (a) Invoice. With regard to each Services Agreement, within five
             (5) days after the beginning of each month, Vendor shall present TXU with an invoice for any non-recurring Charges due and owing for the preceding month (the "Monthly Invoice"), including any ARCs and RRCs. The invoice shall be delivered to TXU, at its request, at the address(es) listed in Section 19.3 and/or electronically. Except with respect to the Base Services Charges (which shall be payable as provided in Section 11.1(b) below) Vendor shall not invoice TXU for any advance or concurrent charges or other amounts.

         (b) Payment. The Base Services Charges shall be paid two months in advance on the first day of a month (e.g., on January first TXU shall pay the Base Services Charges for February) . Subject to the other provisions of this Article 11, each Monthly Invoice for non-recurring Charges provided for under
             Section 11.1 shall be due and payable within forty-five (45) days after receipt by TXU of such Monthly Invoice unless the amount in question is disputed in accordance with Section 11.4 of the Master Agreement.

         (c) Form and Data. At TXU's request, Vendor shall provide separate Monthly Invoices for each Eligible Recipient then receiving Services, allocated among such Eligible Recipients based on the chargeback data generated by Vendor and/or the allocation formula provided by TXU. Each invoice shall (i) comply with all applicable legal, regulatory and accounting requirements and (ii) allow TXU to validate volumes and fees. Upon TXU's request, Vendor shall within seven (7) days provide TXU with information and data to permit TXU to chargeback internally to the same organizational level and at the same level of detail in use by TXU as of the Services Agreement Commencement Date. Each invoice shall include the pricing calculations and related data utilized to establish the Charges. The data underlying each invoice shall be delivered to TXU electronically in a form and format compatible with TXU's accounting systems.

         (d) Credits. To the extent a credit may be due to TXU pursuant to this Agreement, Vendor shall provide TXU with an appropriate credit against amounts then due and owing; if no further payments are due to Vendor, Vendor shall pay such amounts to TXU within fifteen (15) days of the date of Vendor's final invoice.

         (e) Time Limitation. If Vendor fails to provide an invoice (other than with respect to Pass-Through Expenses) to TXU for any amount within one hundred eighty (180) days after the month in which the Services in question are rendered or the expense incurred, Vendor shall waive all rights it may otherwise have to invoice for and collect such amount.

11.2 Payment Due. Any undisputed amounts due under this Agreement for which a time of payment is not otherwise specified shall be due and payable within forty-five (45) days of the receipt of a proper invoice by TXU. Any late payments shall be subject to interest from the date on which payment was due at the rate set by Citibank, N.A. as its prime lending rate plus two (2) percent per annum.

11.3 Set Off. With respect to any amount to be paid or reimbursed by either Party under a particular Services Agreement, such Party may set off against such amount any amount that the other Party is obligated to pay or credit such Party under the applicable Services Agreement.

11.4 Disputed Charges. TXU may only withhold payment of relevant portions of Charges if TXU reasonably disputes in good faith subject to the following:

         (a) Description and Explanation. TXU shall notify Vendor and provide a description of the particular Charges in dispute and an explanation of the reason why TXU disputes such Charges.

         (b) Continued Performance. If TXU has withheld payment in accordance with the provisions of this Section, each Party agrees to continue performing its obligations under this Agreement while the applicable dispute is being resolved unless and until such obligations are terminated by the termination or expiration of this Agreement.

         (c) No Waiver. Neither the failure to dispute any Charges or amounts prior to payment nor the failure to withhold any amount shall constitute, operate or be construed as a waiver of any right TXU may otherwise have to dispute any Charge or amount or recover any amount previously paid.

12.      TXU DATA AND OTHER PROPRIETARY INFORMATION

12.1 TXU Ownership of TXU Data. TXU Data are and shall remain the property of TXU and Vendor shall not possess or assert any lien or other interest, title or right in, to or under any TXU Data. Vendor shall promptly deliver TXU Data (or the portion of such TXU Data specified by TXU) to TXU in the format and on the media on which such TXU Data is held or contained by Vendor in accordance with this Agreement (i) at any time at TXU's reasonable request, (ii) at the end of the term of each applicable Services Agreement and the completion of all requested Termination Assistance Services, or (iii) with respect to particular TXU Data, at such earlier date that such data are no longer required by Vendor to perform the Services. Thereafter, Vendor shall return or destroy, as directed by TXU, all copies of the TXU Data in Vendor's possession or under Vendor's control within ten (10) days and deliver to TXU written certification of such return or destruction signed by a senior executive of Vendor. TXU Data shall not be utilized by Vendor for any purpose other than the performance of Services and shall not be sold, assigned, leased, commercially exploited or otherwise provided to third parties by or on behalf of Vendor or any Vendor Personnel. Notwithstanding any other provision of this Agreement, Vendor shall not undertake or engage in any activity with respect to any TXU Personal Data which would constitute Vendor's functioning in the capacity of a "controller," as such capacity may be identified and defined in the respective applicable Privacy Laws and Vendor shall promptly notify TXU if it believes that any use of TXU Data by Vendor contemplated under this Agreement or to be undertaken as part of the Services would constitute Vendor so functioning in the capacity of a "controller."

12.2     Safeguarding TXU Data.

         (a) Safeguarding Procedures. Vendor shall establish and maintain environmental, safety and facility procedures, data security procedures and other safeguards against the destruction, loss, unauthorized access, use or alteration of TXU Data in the possession of Vendor which are (i) no less rigorous than those maintained by TXU as of the applicable Services Agreement Commencement Date (or implemented by TXU in the future to the extent deemed necessary by TXU), as the same may be amended or modified from time to time, and (ii) adequate to meet the requirements of TXU's then current records retention policy, as the same may be amended or modified from time to time (provided that any such amendment or modification is in accordance with the Adjustment Process and applicable laws). Vendor will revise and maintain such procedures and safeguards upon TXU's reasonable request and in accordance with the Adjustment Process. TXU shall have the right to establish backup security for TXU Data and to keep in its possession backup copies of the TXU Data at TXU's expense. Vendor shall remove all TXU Data from any media taken out of service and shall destroy or securely erase such media in accordance with the Policy and Procedures Manual. No media on which TXU Data is stored may be used or re-used to store data of any other customer of Vendor or to deliver data to a third party, including another Vendor customer, unless securely erased in accordance with the Policy and Procedures Manual. In the event Vendor discovers or is notified of a breach or potential breach of security relating to TXU Data, Vendor shall (i) immediately notify TXU of such breach or potential breach and perform a Root Cause Analysis thereon, (ii) investigate such breach or potential breach,
             (iii) if the breach is attributable to Vendor, remediate the effects of such breach or potential breach, and (iv) if the breach is attributable to Vendor, provide TXU with such assurances as TXU shall request that such breach or potential breach will not recur.

         (b) Reconstruction Procedures. Vendor shall be responsible for developing and maintaining procedures for the reconstruction of destroyed, lost or altered TXU Data which are (i) no less rigorous than those maintained by TXU as of the applicable Services Agreement Commencement Date and (ii) no less rigorous than those maintained by Vendor for its own and other customers' information of a similar nature as the same may be amended and modified from time to time.

        (c) Corrections. Vendor shall correct all TXU Data that is altered or that becomes inaccurate after the Master Agreement Effective Date; provided that any such alteration or inaccuracy caused by TXU or that existed prior to the Master Agreement Effective Date shall be corrected by Vendor at TXU's expense.

        (d) Restoration. Vendor shall restore all TXU Data that is destroyed or becomes lost after the applicable Services Agreement Commencement Date (other than in the instances in which the parties reasonably agree that it would be impracticable to restore such TXU Data); provided that any destruction or loss caused by TXU or that existed prior to the applicable Services Agreement Commencement Date shall be corrected by Vendor at TXU's expense.

12.3     Confidentiality.

         (a) Proprietary Information. Vendor and TXU each acknowledge that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its or its customers' businesses and is not generally available to the public. Except as otherwise specifically agreed in writing by the Parties, "Proprietary Information" shall mean (i) this Agreement and the existence and terms hereof, (ii) all information marked confidential, restricted or proprietary by either Party, and
              (iii) any other information that is treated as confidential by the disclosing Party and would reasonably be understood to be confidential, whether or not so marked. In the case of TXU, Proprietary Information also shall include Developed Materials, TXU Data, attorney-client privileged materials, attorney work product, customer lists, customer contracts, customer information, rates and pricing, information with respect to competitors, strategic plans, account information, rate case strategies, research information, chemical formulae, product formulations, plant and equipment design information, catalyst information, information that contains trade secrets, financial/accounting information (including assets, expenditures, mergers, acquisitions, divestitures, billings collections, revenues and finances), human resources and personnel information, marketing/ sales information, information regarding businesses, plans, operations, third party contracts, licenses, internal or external audits, law suits, regulatory compliance or other information or data obtained, received, transmitted, processed, stored, archived, or maintained by Vendor under this Agreement. By way of example, TXU's Proprietary Information shall include plans for changes in TXU Facilities, business units and product lines, plans for business mergers, acquisitions or divestitures, rate information, plans for the development and marketing of new products, financial forecasts and budgets, technical proprietary information, employee lists and company telephone or e-mail directories. In the case of Vendor, Proprietary Information shall include data, financial information, account information, information regarding Vendor's business plans and operations, and proprietary software, tools and methodologies owned by Vendor and used in the performance of the Services, plans for changes in Vendor's facilities, business units and product lines, plans for business mergers, acquisitions or divestitures, plans for the development and marketing of new products, financial forecasts and budgets, technical proprietary information, employee lists and company telephone or e-mail directories. Each Party's Proprietary Information shall remain the property of such Party.

         (b)  Obligations.

              (i)  During the Term and at all times thereafter subject to
                   Section 12.3(f), Vendor and TXU shall not disclose, and shall maintain the confidentiality of, all Proprietary Information of the other Party. TXU and Vendor shall each use at least the same degree of care to safeguard and to prevent disclosing to third parties the Proprietary Information of the other as it employs to avoid unauthorized disclosure, publication, dissemination, use, destruction, loss, or alteration of its own information (or information of its customers) of a similar nature, but not less than reasonable care. Vendor Personnel shall have access to TXU's Proprietary Information only to the extent necessary for such person to perform his or her obligations under or with respect to this Agreement or as otherwise naturally occurs in such person's scope of responsibility, provided that such access is not in violation of Law.

              (ii) The Parties may disclose Proprietary Information to their Affiliates (except where prohibited by TXU Rules or Vendor's rules of which TXU has been made aware), auditors, attorneys, accountants, consultants, contractors, subcontractors and other professional advisors, where (A) use by such person or entity is authorized under this Agreement or (B) such disclosure is necessary for the performance of such person's or entity's obligations under or with respect to this Agreement (including in furtherance of the preservation or exercise of the right, remedies and privileges of a Party) or otherwise naturally occurs in such person's or entity's scope of responsibility. The disclosing Party shall be responsible for the acts or omissions of such person or entity and shall take all necessary steps to ensure that the Proprietary Information is not disclosed or used in contravention of this Agreement. Any disclosure to such person or entity shall be under the terms and conditions as provided herein.

              (iii) Neither Party shall (A) make any use or copies of the
                    Proprietary Information of the other Party except as contemplated by this Agreement, (B) acquire any right, title or interest in, to or under or assert any lien against the Proprietary Information of the other Party,
                    (C) sell, assign, transfer, lease, or otherwise dispose of Proprietary Information to third parties or commercially exploit such information, including through Derivative Works, or (D) refuse for any reason (including a default or material breach of this Agreement by the other Party) to promptly provide the other Party's Proprietary Information (including copies thereof) to the other Party if requested to do so. Upon expiration or any termination of this Agreement and completion of each Party's obligations under this Agreement, each Party shall return or destroy, as the other Party may direct, all documentation in any medium that contains, refers to, or relates to the other Party's Proprietary Information within thirty (30) days. Each Party shall deliver to the other Party written certification of its compliance with the preceding sentence signed by a senior executive of such Party. In addition, each Party shall take all necessary steps to ensure that its employees comply with these confidentiality provisions.

         (c) Exclusions. Section 12.3(b) shall not apply to any particular information which the receiving Party can demonstrate: (i) is, at the time of disclosure to it, generally available to the public other than through a breach of the receiving Party's or a third party's confidentiality obligations, (ii) after disclosure to it, is published by the disclosing Party or otherwise becomes generally available to the public other than through a breach of the receiving Party's or a third party's confidentiality obligations, (iii) is lawfully in the possession of the receiving Party at the time of disclosure to it, (iv) is received from a third party having a lawful right to disclose such information, or (v) is independently developed by the receiving Party without reference to Proprietary Information of the disclosing Party. Information disclosed hereunder and any combination of features thereof shall not be deemed to be within the foregoing exceptions merely because such information or any combination of the individual features thereof are embraced by more general information in the public knowledge or literature. In addition, the receiving Party shall not be considered to have breached its obligations under this Section for disclosing Proprietary Information of the other Party as required, in the opinion of legal counsel, to satisfy any legal requirement of a competent government body, provided that, promptly upon receiving any such request, such Party, to the extent it may legally do so, advises the other Party of the Proprietary Information to be disclosed and the identity of the third party requiring such disclosure prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Proprietary Information, or take such other action as it deems appropriate to protect the Proprietary Information. The receiving Party shall use commercially reasonable efforts to cooperate with the disclosing Party in its efforts to seek a protective order or other appropriate remedy or in the event such protective order or other remedy is not obtained, to obtain assurance that confidential treatment will be accorded such Proprietary Information.

         (d)  Misuse of Proprietary Information. Each Party shall
              (i) immediately notify the other Party of any possession, use, knowledge, disclosure, publication, dissemination, alteration, or loss of such other Party's Proprietary Information in contravention of this Agreement, (ii) promptly furnish to the other Party all known details and assist such other Party in investigating and/or preventing the reoccurrence thereof, (iii) cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights, and
              (iv) promptly use all commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, publication, dissemination, alteration, or loss of Proprietary Information in contravention of this Agreement. Each Party shall bear any costs it incurs in complying with this Section 12.3(d).

         (e) No Implied Rights. Nothing contained in this Section 12.3 shall be construed as obligating a Party to disclose its Proprietary Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights, title, interests or license in, to or under any Proprietary Information of the other Party.

         (f) Survival. The Parties' obligations of non-disclosure and confidentiality shall survive the expiration or termination of this Agreement for a period of three (3) years other than with respect to trade secrets, in which case the obligations shall survive until such time as the applicable information no longer constitutes Proprietary Information as defined in this Agreement.

12.4 File Access. Subject to reasonable security, confidentiality and regulatory restrictions imposed by Vendor, TXU shall have access to, and the right to review and retain the entirety of, all computer or other files containing TXU Data, as well as all systems and network logs, system parameters and documentation. At no time shall any of such files or other materials or information be stored or held in a form or manner not accessible to TXU. Upon the request of the TXU Account Executive, Vendor shall confirm that all files and other information provided to TXU are complete and that no material element, amount, or other fraction of such files or other information to which TXU may request access or review has been deleted, lost, withheld, disguised or encoded in a manner inconsistent with the purpose and intent of providing access to TXU as contemplated by this Agreement.

13.      REPRESENTATIONS AND WARRANTIES

13.1 Work Standards. Vendor represents and warrants that the Services shall be rendered in a professional and workmanlike manner. Vendor represents and warrants that it shall use adequate numbers of qualified individuals with suitable training, experience, competence and skill to perform the Services. Vendor shall provide such individuals with training as to new products and services prior to the implementation of such products and services in the TXU environment.

13.2     Authorization.

         Each Party represents and warrants to the other that:

        (a) Existence. It is a duly incorporated, formed or organized, as applicable, validly existing and in good standing under applicable Laws;

        (b) Power and Authority. It has the requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement;

        (c) Legal Authority. It has obtained all governmental authorizations, approvals, or permits required to perform its obligations under this Agreement under all applicable Laws, except to the extent the failure to obtain any such authorizations, approvals, or permits is, in the aggregate, immaterial;

        (d) Due Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite organizational action on the part of such Party; and

        (e) No Violation or Conflict. The execution, delivery, and performance of this Agreement shall not constitute a violation of any judgment, order, or decree; a material default under any material contract by which it or any of its material assets are bound; or an event that would, with notice or lapse of time, or both, constitute such a default.

13.3     Compliance with Laws.

         (a) Compliance by Vendor. Vendor represents and warrants that, with respect to the provision or receipt, as applicable, of the Services, as applicable, and the performance of its other legal and contractual obligations hereunder, it is and shall be in compliance with all applicable Laws, including Laws applicable to TXU that are not applicable to Vendor of which TXU has provided notice (including in this Agreement), including identifying and procuring applicable permits, certificates, approvals and inspections required under all Laws. If a charge of non-compliance by Vendor with any Law occurs that impacts or is likely to impact Vendor's performance under this Agreement, Vendor shall promptly notify TXU of such charge.

         (b) Compliance by TXU. TXU represents and warrants that, with respect to the performance of its legal and contractual obligations hereunder, it is and shall be in compliance with all applicable Laws. If a charge of non-compliance by TXU with any Law occurs that impacts or is likely to impact Vendor's performance under this Agreement, TXU shall promptly notify Vendor of such charge.

         (c) Compliance Data and Reports. At no additional charge and upon TXU's reasonable request, Vendor shall provide TXU with data and reports in Vendor's possession necessary for TXU to meet its obligations to comply with Laws.

         (d) Notice of Laws. The Parties shall cooperate in interpreting Laws and identifying the impact of Laws on the Services; provided that with respect to those Laws applicable to the businesses of TXU, TXU shall retain the right, in its sole discretion, to interpret and determine the impact of such Laws on the Services. At TXU's reasonable request, Vendor Personnel shall participate in TXU provided regulatory compliance training programs.

         (e) Changes in Laws. Vendor shall comply with all Laws and changes in Laws (including Laws specifically applicable to the businesses of TXU to the extent Vendor receives one-time notice of such Laws from TXU (including Public Utility Regulatory Act, Tex. Util. Code Ann. ss. 11.001 et. seq. (Vernon 1998 & Supp. 2004) and Gas Utility Regulatory Act, Tex. Util. Code Ann. ss. 101.001 et. seq. (Vernon 1998 & Supp.
              2004) both of which Vendor is hereby on notice of)), in all cases as such Laws may be amended.

         (f) TXU Costs. TXU shall be responsible for all costs and expenses resulting from changes in Laws applicable to the businesses of TXU or TXU's receipt or use of the Services. Any resulting changes to the Services will be addressed through the Change Control Process. To the extent TXU declines to have Vendor perform such changes to the Services, Vendor shall not be responsible for any Losses resulting therefrom. To the extent such changes in Laws impact other Vendor customers, any additional costs shall be apportioned on an equitable basis to all such customers. If such change in Law results in a significant increase in the cost of the Services, TXU may, at its option, conduct a Benchmarking in accordance with Section 10.8 to determine if any other service providers are able on similar terms to provide services of a similar nature, type or volume (the "Benchmark Standard") for an amount less than Vendor, in which case Vendor shall decrease the Charges (retroactive to the date of commencement of the Benchmarking) such that the reduced Charges for the applicable Services are not greater than the Benchmark Standard.

         (g) Vendor Costs. Vendor shall be responsible for all costs and expenses resulting from changes in Law specifically applicable to the business of Vendor or applicable to the performance of the Services and there shall be no increase to the Charges or to TXU's retained expenses as a result thereof.

         (h) Compliance with Data Privacy Laws. Without limiting the foregoing, with respect to any TXU Personal Data, Vendor shall provide TXU with such assistance as TXU may reasonably require to fulfill its responsibilities under the respective applicable Privacy Laws.

         (i) Responsibility. Vendor shall be responsible for any Losses imposed on Vendor or TXU resulting from any failure of Vendor to comply with applicable Laws or respond in a timely manner to changes in such Laws, unless and to the extent such failure directly results from the acts or omissions of TXU, an Eligible Recipient or a TXU Third Party Contractor in contravention of TXU's obligations under this Agreement. TXU shall be responsible for any Losses imposed on Vendor or TXU resulting from any failure of TXU to comply with applicable Laws or respond in a timely manner to changes in such Laws, unless and to the extent such failure directly results from the acts or omissions of Vendor or any Vendor Personnel in contravention of Vendor's obligations under this Agreement.

         (j)  Termination.

              In the event that (a) changes in Law under Section 13.3(f) and
              (b) changes in Law that result in the imposition of any Services Taxes that are the responsibility of TXU under
              Section 10.4(d), in each case which would not have been borne by TXU had TXU performed the Services itself, result in a cumulative increase of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION or more in the monthly Charges under a Services Agreement (excluding New Services and ARCs (as defined in Exhibit 11), but not increases in the ARC Rates (as defined in Exhibit 11)) from the monthly Charges in effect as of the Master Agreement Effective Date, then unless Vendor chooses to bear and be responsible for such amounts in excess of CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION, TXU may, at its option, terminate the applicable Services Agreement by giving Vendor at least ninety (90) days' prior notice and designating a date upon which such termination shall be effective. Vendor shall not be entitled to Termination Charges in connection with a termination on this basis.

13.4     Software.

         (a) Ownership and Use. Vendor represents, warrants and covenants that it is either the owner of, or authorized to use, any and all Software (other than Software that is part of TXU Contributed Assets) and used by Vendor in providing the Services. As to any such Third Party Software that Vendor does not own but is authorized to use, (other than Software that is part of TXU Contributed Assets), Vendor shall advise TXU as to the ownership and extent of Vendor's rights with regard to such Software to the extent any limitation in such rights would impair Vendor's performance of its obligations under this Agreement.

         (b) Performance. Vendor represents, warrants and covenants that any Vendor Owned Software (other than Software that is part of TXU Contributed Assets) will Comply with its Specifications and will provide the functions and features and operate in the manner described therein.

         (c) Developed Materials Compliance. Vendor warrants and covenants that Developed Materials will Comply with the applicable Specifications in all material respects and provide the functions and features and operate in the manner described in Schedule E to the applicable Services Agreement or otherwise agreed by the Parties. Vendor shall promptly correct any material failure to Comply.

        (d) Nonconformity. In addition to the foregoing, in the event that the Vendor Owned Software (other than Software that is part of TXU Contributed Assets) or Developed Materials do not Comply with the Specifications and criteria set forth in this Agreement, and/or materially and adversely affect the Services, Vendor shall expeditiously repair or replace such Software or Material with conforming Software or Material.

13.5     Non-Infringement.

         (a) Performance of Responsibilities. Each Party represents and warrants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary, intellectual property or privacy rights of any third party; provided, however, that the performing Party shall not have any obligation or liability to the extent any infringement or misappropriation is caused by (i) modifications made by the other Party or its contractors or subcontractors, without the knowledge or approval of the performing Party, (ii) the other Party's combination of the performing Party's work product or Materials with items not furnished, specified or reasonably anticipated by the performing Party or contemplated by this Agreement, (iii) a breach of this Agreement by the other Party, or (iv) the failure of the other Party to use corrections or modifications provided by the performing Party offering equivalent features and functionality. Each Party further represents and warrants that it will not use or create materials in connection with the Services which are libelous, defamatory or obscene.

13.6 TXU 2003 Base Case. TXU represents and warrants that it is not aware of any material errors or omissions in the TXU 2003 Base Case. To the best of TXU's knowledge, the year-to-date 2004 costs for the services referred to in Section 4.1(a)(iv)(z) bear reasonable relation to the TXU 2003 Base Case, except with regard to the substantial expansion in the customer care and call center services.

13.7 Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT (WHICH, FOR THE AVOIDANCE OF DOUBT, INCLUDES EACH OF THE SERVICES AGREEMENTS), NEITHER PARTY MAKES ANY REPRESENTATIONS, CONDITIONS OR WARRANTIES TO THE OTHER PARTY, WHETHER EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14.      INSURANCE AND RISK OF LOSS

         Vendor shall comply with the provisions of Exhibit 9.

15.      INDEMNITIES
15.1 Indemnity by Vendor. Vendor agrees to indemnify, defend and hold harmless TXU and its Affiliates and their respective officers, directors, employees, agents, representatives, successors, and assigns from and against any and all Losses due to third party claims (excluding the claims of Eligible Recipients but not those of their employees, representatives and agents) arising from or in connection with any of the following:

         (a) Representations and Warranties Vendor's breach of any of the representations, and warranties set forth in this Agreement.

         (b) Licenses, Leases and Contracts. Vendor's failure to observe or perform any duties or obligations to be observed or performed on or after the applicable Services Commencement Date by Vendor under Third Party Software licenses, Equipment Leases or Third Party Contracts used by Vendor to provide the Services.

         (c) TXU Data or Proprietary Information. Vendor's breach of its obligations with respect to TXU Data or TXU Proprietary Information.

         (d) Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, copyright, trademark or other proprietary or intellectual property rights in breach of Vendor's representation in Section 13.4 or 13.5.

         (e) Government Claims. Claims by government regulators or agencies for fines, penalties, sanctions, underpayments or other remedies to the extent such fines, penalties, sanctions, underpayments or other remedies relate to Vendor's breach of this Agreement.

         (f) Taxes. Taxes, together with interest and penalties, that are the responsibility of Vendor under Section 10.4.

         (g) Other Third Parties. Services, products or systems (not constituting Services provided pursuant to this Agreement) provided by Vendor to a third party.

         (h) Affiliate or Subcontractor Claims. Any claim initiated by (A) a Vendor Affiliate or Subcontractor asserting rights under this Agreement other than a claim for which TXU is obligated to indemnify Vendor under this Agreement, or (B) any entity to which Vendor assigned, transferred, pledged, hypothecated or otherwise encumbered its rights to receive payments from TXU under this Agreement with TXU's consent pursuant to Section 19.14.

         (i) Vendor Personnel Injury Claims. Any claim by Vendor Personnel for death or bodily injury suffered at an TXU Facility other than claims for death or bodily injury caused by any act, omission, fault or negligence by TXU.

         (j) Employment Claims. Any claim (including claims by Transitioned Employees) relating to any (i) violation by Vendor or its officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including Laws prohibiting discrimination or harassment on the basis of a protected characteristic,
              (ii) liability arising or resulting from the employment of Vendor Personnel (including Transitioned Employees) by Vendor (including liability for any social security or other employment taxes, workers' compensation claims and premium payments, and contributions applicable to the wages and salaries of such Vendor Personnel), (iii) payment or failure to pay any salary, wages or other cash compensation due and owing to any Vendor Personnel (including Transitioned Employees from and after their Employment Effective Dates), (iv) employee pension or other benefits of any Vendor Personnel (including Transitioned Employees) accruing from and after their Employment Effective Date, (v) other aspects of the employment relationship of Vendor Personnel (including Transitioned Employees) with Vendor or the termination of such relationship, including claims for wrongful discharge, claims for breach of express or implied employment contract and claims of joint employment; and/or (vi) liability resulting from representations (oral or written) to the TXU employees identified on Schedule M to the applicable Services Agreement by Vendor (or its respective officers, directors, employees, representatives or agents), or other acts or omissions with respect to the TXU employees identified on Schedule M to the applicable Services Agreement by such persons or entities, including any act, omission or representation made in connection with the interview, selection, hiring and/or transition process, the offers of employment made to such employees, the failure to make offers to any such employees or the terms and conditions of such offers (including compensation and employee benefits), except, in each case, to the extent arising out of: (i) any act, omission, fault or neglect of TXU or TXU Third Party Contractors, (ii) errors or inaccuracies in the information provided by TXU and faithfully communicated by Vendor or (iii) the failure of TXU or TXU Third Party Contractors to comply with TXU's responsibilities under this Agreement.

15.2 Indemnity by TXU. TXU agrees to indemnify, defend and hold harmless Vendor and its officers, directors, employees, agents, representatives, successors, and assigns, from and against any and all Losses due to third party (excluding the claims of Vendor Affiliates and Subcontractors, but not those of their employees, representatives and agents) claims arising from or in connection with any of the following:

         (a) Representations and Warranties. TXU's breach of any of the representations and warranties set forth in this Agreement.

         (b) Licenses, Leases or Contracts. TXU's failure to observe or perform any duties or obligations to be observed or performed by TXU under any of the applicable Third Party Software licenses, Equipment Leases or Third Party Contracts to the extent TXU is financially or operationally responsible under this Agreement.

         (c) Vendor's Proprietary Information. TXU's breach of its obligations with respect to Vendor's Proprietary Information.

         (d) Infringement. Infringement or misappropriation or alleged infringement or alleged misappropriation of a patent, trade secret, trademark, copyright or other proprietary or intellectual property rights in contravention of TXU's representations, warranties and covenants in Section 13.5.

         (e) Taxes. Taxes, together with interest and penalties, that are the responsibility of TXU under Section 10.4.

         (f) Government Claims. Claims by government regulators or agencies for fines, penalties, sanctions, underpayments, or other remedies to the extent such fines, penalties, sanctions, underpayments, or other remedies related to TXU's breach of this Agreement.

         (g) TXU Affiliate, Eligible Recipient or Third Party Contractor Claims. Any claim, initiated by a TXU Affiliate, an Eligible Recipient (other than TXU) or a TXU Third Party Contractor asserting rights under this Agreement, other than a claim for which Vendor is obligated to indemnify TXU under this Agreement.

         (h) Employment Claims. Any claim relating to (i) violation by TXU or its respective officers, directors, employees, representatives or agents, of any Laws or any common law protecting persons or members of protected classes or categories, including laws or regulations prohibiting discrimination or harassment on the basis of a protected characteristic, (ii) liability arising or resulting from the employment of persons (including Transitioned Employees prior to their Employment Effective Date) by TXU (iii) payment or failure to pay any salary, wages or other cash compensation due and owing to any employee of TXU (including Transitioned
              Employees prior to their Employment Effective Dates),
              (iv) employee pension or other benefits of any employee of TXU (including Transitioned Employees prior to their Employment Effective Dates), (v) other aspects of the employment relationship of any employee of TXU (including Transitioned Employees prior to their Employment Effective Dates and provided, in no event will TXU be liable for any claim related to a Transitioned Employee's employment relationship arising on or after such Transitioned Employee's Employment Effective Date regardless of a finding by any court or authoritative body that TXU is or was an employer of such Transitioned Employee on or after his or her Employment Effective Date) and/or (vi) liability resulting from any representations (oral or written) to the TXU employees identified on Schedule M to the applicable Services Agreement by TXU (or its officers, directors, employees, representatives or agents), or other acts of TXU prior to the applicable Employment Effective Date in connection with the selection and hiring by Vendor of the TXU employees identified on Schedule M to the applicable Services Agreement, except, in each case, to the extent arising out of
              (i) any act, omission, fault or neglect of Vendor (or its officers, directors, employees, representatives or agents),
              (ii) errors or inaccuracies in the information provided by Vendor and faithfully communicated by TXU, or (iii) the failure of Vendor (or its officers, directors, employees, representatives or agents) to comply with Vendor's responsibilities under this Agreement.

         (i) TXU Personnel Injury Claims. Any claims by TXU Personnel for death or bodily injury suffered at a Vendor Facility to the extent caused by any act, omission, fault or negligence by TXU.

15.3     Reserved.

15.4 Indemnification Procedures. With respect to claims which are subject to indemnification under this Agreement (other than as provided in Section
         15.6 with respect to claims covered by Section 15.1(f)), the following procedures shall apply:

         (a) Notice. Promptly after receipt by any entity entitled to indemnification under this Agreement of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which the indemnitee will seek indemnification hereunder, the indemnitee shall notify the indemnitor of such claim. No delay or failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that such indemnitor has suffered actual prejudice by such delay or failure. Within forty-five (45) days following receipt of notice from the indemnitee relating to any claim, but no later than five (5) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee that the indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").

         (b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election within the required notice period, the indemnitor shall assume control (subject to indemnities right to participate at its own expense) over the defense and settlement of the claim; provided, however, that (i) the indemnitor shall keep the indemnitee reasonably apprised at all times as to the status of the defense, and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim asserting any liability against the indemnitee or imposing any liability, obligation or restriction on the indemnitee or ceasing to defend against such claim. The indemnitor shall not be liable for any legal fees or expenses incurred by the indemnitee following the delivery of a Notice of Election; provided, however, that to the extent permissible under the applicable Law and to the extent that such conduct does or would not, or is not reasonably likely to result in the waiver or of abandonment of legal privilege are in whole or in part,
              (i) the indemnitee shall be entitled to employ counsel at its own expense to participate in the handling of the claim, and (ii) the indemnitor shall pay the fees and expenses associated with such counsel if, in the reasonable judgment of the indemnitee, based on a written opinion of counsel, there is a conflict of interest with respect to such claim which is not otherwise resolved or if the indemnitor has requested the assistance of the indemnitee in the defense of the claim or the indemnitor has failed to defend the claim diligently. The indemnitor shall not be obligated to indemnify the indemnitee for any amount paid or payable by such indemnitee in the settlement of any claim if (i) the indemnitor has delivered a timely Notice of Election and such amount was agreed to without the written consent of the indemnitor, (ii) the indemnitee has not provided the indemnitor with notice of such claim and a reasonable opportunity to respond thereto, or
              (iii) the time period within which to deliver a Notice of Election has not yet expired.

         (c) Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, the indemnitee shall have the right to defend the claim in such reasonable manner as it may deem appropriate subject to the terms of this Agreement. The indemnitor shall promptly reimburse the indemnitee for all such reasonable costs and expenses incurred by the indemnitee, including reasonable attorneys' fees.

15.5 Indemnification Procedures - Governmental Claims. With respect to claims covered by Section 15.1(f), the following procedures shall apply:

         (a) Notice. Promptly after receipt by an indemnitee of notice of the commencement or threatened commencement of any action or proceeding involving a claim in respect of which the indemnitee will seek indemnification pursuant to Section 15.1(f), the indemnitee shall notify the indemnitor of such claim. No delay or failure to so notify the indemnitor shall relieve the indemnitor of its obligations under this Agreement except to the extent that the indemnitor has suffered actual prejudice by such delay or failure.

         (b) Procedure for Defense. The indemnitee shall be entitled, at its option, to have the claim handled pursuant to Section 15.4 or to retain sole control over the defense and settlement of such claim; provided that, the indemnitee shall (i) keep the indemnitor reasonably appraised as to the status of the defense (ii) consult with the indemnitor on a regular basis regarding claim processing (including actual and anticipated costs and expenses) and litigation strategy, (iii) obtain prior written approval of the indemnitor before entering any indemnitor settlement proposals or suggestions, and (iv) use commercially reasonable efforts to minimize any amounts payable or reimbursable by the indemnitor.

15.6 Subrogation. Except as otherwise provided in Article 14, in the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to any provision of this Agreement, the indemnitor shall, upon payment of such indemnity in full, be subrogated to all rights of the indemnitee with respect to the claims to which such indemnification relates but only to the extent it is in compliance with its indemnity obligations related to such rights.

16.      LIABILITY

16.1     Force Majeure.

         (a) General. Subject to Section 16.2(d), no Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused by fire, earthquake, elements of nature or acts of God, wars, riots, civil disorders, rebellions or revolutions, acts of terrorism, strikes, lockouts, labor disputes, inter-carrier telecommunications backbone failures, or any other similar cause beyond the reasonable control of such Party; except to the extent that the non-performing Party; is at fault in failing to prevent or causing such default or delay, and provided that such default or delay cannot, or could not have been, reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means. A strike, lockout or labor dispute involving Vendor (including Vendor Personnel) shall not excuse Vendor from its obligations hereunder. Neither the failure by a Subcontractor to provide or perform any goods or services to Vendor (other than to the extent attributable to a force majeure event as described in the first sentence of this subsection) nor the breach by Subcontractor of any of its obligations to Vendor shall constitute a force majeure event.

         (b) Duration and Notification. Upon the occurrence and during the continuance of such force majeure event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so prevented, hindered or delayed in its performance shall, as quickly as practicable under the circumstances, notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) days of the inception of such delay) and describe at a reasonable level of detail the circumstances of the force majeure event, the steps being taken to address such force majeure event, and the expected duration of such force majeure event.

         (c)  Substitute Services; Termination. If any event described in
              Section 16.1(a) has substantially prevented, hindered or delayed, the performance by Vendor of Services necessary for the performance of critical TXU functions for longer than the recovery period specified in the applicable disaster recovery plan, Vendor may procure such Services from an alternate source, and Vendor shall be solely liable for payment for such services from the alternate source for so long as the delay in performance shall continue, provided that TXU continues to pay the applicable Charges for all Services that it continues to receive from Vendor or an alternate source at Vendor's expense. In addition, if any event described in Section 16.1(a) substantially and materially prevents, hinders or delays the performance by Vendor of Services necessary for the performance of critical TXU functions without provision of an alternative acceptable to TXU in its sole discretion (i) for more than five (5) consecutive days, TXU, at its option, may terminate any portion of this Agreement so affected without payment of Termination Charges and the Charges shall be equitably adjusted to reflect those terminated Services, or (ii) if a material number of critical TXU Functions are so affected for seven (7) days, TXU, at its option, may terminate this Agreement in its entirety without payment of Termination Charges. Vendor shall not have the right to additional payments or increased usage charges as a result of any force majeure occurrence affecting Vendor's ability to perform.

         (d) Disaster Recovery. Upon the occurrence of a force majeure event, Vendor shall implement promptly, as appropriate, the disaster recovery plan and provide disaster recovery services as described in Schedule E to the applicable Services Agreement. The occurrence of a force majeure event shall not relieve Vendor of its obligation to implement the disaster recovery plan and provide disaster recovery services. Notwithstanding any implication to the contrary, Vendor is not responsible for the efficacy of TXU's disaster recovery plan.

         (e) Payment Obligation. If Vendor fails to provide Services in accordance with this Agreement due to the occurrence of a force majeure event, all amounts payable to Vendor hereunder shall be equitably adjusted in a manner such that TXU is not required to pay any amounts for Services that it is not receiving.

         (f) Allocation of Resources. Without limiting Vendor's obligations under this Agreement, whenever a force majeure event or disaster, causes Vendor to allocate limited resources between or among Vendor's customers and its or their Affiliates, Vendor shall not provide to any other customers or its or their Affiliates priority over TXU. In no event will Vendor unreasonably re-deploy or re-assign any Key Vendor Personnel to TXU's material detriment to another customer or account in the event of the occurrence of a force majeure event or any other event.

16.2     Limitation of Liability.

         (a) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, COLLATERAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOST PROFITS, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         (b)  ADDITIONALLY, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT,
              THE TOTAL AGGREGATE LIABILITY OF EITHER PARTY, FOR ALL CLAIMS ASSERTED BY THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF THE ACTION OR THE THEORY OF RECOVERY, SHALL BE LIMITED TO THE AGGREGATE TOTAL CHARGES PAID UNDER ALL OF THE SERVICES AGREEMENTS FOR THE [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]
              PERIOD PRECEDING THE ACT OR OMISSION GIVING RISE TO SUCH
              LIABILITY OR, IN THE EVENT CHARGES HAVE NOT BEEN PAID FOR [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] UNDER ALL OF THE INITIAL SERVICES AGREEMENTS, AN AMOUNT EQUAL TO [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] TIMES THE AGGREGATE TOTAL CHARGES PAID UNDER ALL OF THE INITIAL SERVICES AGREEMENTS IN THE [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] PRECEDING SUCH ACT OR OMISSION ("DAMAGES CAP"). AT THE END OF THE THIRD, SIXTH AND NINTH YEARS THE DAMAGES CAP SHALL BE RESET TO AN AMOUNT EQUAL TO THE AGGREGATE TOTAL CHARGES PAID UNDER ALL OF THE SERVICES AGREEMENTS FOR THE [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] PERIOD PRECEDING THE THIRD, SIXTH OR NINTH YEAR.

         (c) Exceptions to Limitations of Liability. The limitations and exculpations of liability set forth in Section 16.2(a) and
              Section 16.2(b) shall not apply with respect to:

              (i) Losses occasioned by the willful misconduct, fraud or gross negligence of a Party.

              (ii) Amounts paid with respect to third party claims that are the subject of indemnification under this Agreement, other than claims under Sections 15.1(a), (b), and (j),
                     Section 15.2(a), (b), and (h) and Section 1.4 of Exhibit 2.

              (iii) Losses occasioned by Vendor's refusal to provide Termination Assistance Services.

              (iv) Amounts paid under Section 15.1 and Section 15.2 with respect to death or bodily injury of an agent, employee, customer, business invitee, business visitor or other person or damage, loss or destruction of real or tangible personal property (excluding software, hardware and data).

         (d) Acknowledged Direct Damages. The Parties acknowledge that amounts paid by a Party to a third party that are the subject of indemnification under this Agreement shall be considered direct damages under this Agreement.

         (e) Items Not Considered Damages. The following shall not be considered damages subject to, and shall not be counted toward the liability cap specified in, Section 16.2(a) and 16.2(b):

         (i) Amounts withheld by TXU in accordance with this Agreement due either to incorrect Charges by Vendor or non-conforming Services.

              (ii) Amounts paid by TXU but subsequently recovered from Vendor due either to incorrect Charges by Vendor or non-conforming Services.

              (iii) Invoiced Charges and other amounts that are due and owing to Vendor for Services under this Agreement.

         (f) Acknowledged Damages. Any payment of any liabilities under this article by either Party shall be only for those awarded in a final judgment or award by a court of competent jurisdiction or by qualified arbiters.

17.      DISPUTE RESOLUTION

17.1 Informal Dispute Resolution. Prior to the initiation of formal dispute resolution procedures with respect to any dispute, other than as provided in Section 17.1(c) or Section 18.10, the Parties shall first attempt to resolve such dispute informally, as follows:

         (a)    Initial Effort. The Parties agree that the TXU Account
                Executive and the Vendor Account Executive shall attempt in good faith to resolve all disputes. In the event the TXU Account Executive and the Vendor Account Executive are unable to resolve a dispute within fourteen (14) days, such Party may refer the dispute for resolution to the senior corporate executives specified in Section 17.1(b) upon written notice to the other Party.

         (b) Escalation. Within five (5) days of a notice under Section 17.1(a) referring a dispute for resolution by senior corporate executives, the TXU Account Executive and the Vendor Account Executive will each prepare and provide to the Vendor's CEO or his or her designee and a member of senior management of TXU, respectively, summaries of the non-privileged relevant information and background of the dispute, along with any appropriate non-privileged supporting documentation, for their review. The designated senior corporate executives will confer as often as they deem reasonably necessary in order to gather and furnish to the other all non-privileged information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The designated senior corporate executives shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. The specific format for the discussions will be left to the discretion of the designated senior corporate executives, but may include the preparation of agreed-upon statements of fact or written statements of position.

         (c) Prerequisite to Formal Proceedings. Formal proceedings for the resolution of a dispute may not be commenced until the earlier of:

               (i) the designated senior corporate executives under Section 17.1(b) concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

               (ii) thirty (30) days after the initial notice under Section
                    17.1(a) referring the dispute to senior corporate executives.

               The provisions and time periods specified in this Section 17.1 shall not be construed to prevent a Party from instituting, and a Party is authorized to institute, formal proceedings earlier to (A) avoid the expiration of any applicable limitations period, (B) preserve a superior position with respect to other creditors, or (C) address a claim arising out of or relating to a Party's obligations under Section 4.2, Article 12 or a dispute subject to Section 18.10

17.2 Jurisdiction. Each Party irrevocably agrees that any legal claim, action, suit or proceeding brought by it in any way arising out of this Agreement must be brought solely and exclusively in the state and federal courts in Dallas, Texas, and each Party irrevocably submits to the sole and exclusive jurisdiction of the state and federal courts in Dallas, Texas in personam, generally and unconditionally with respect to any action, suit or proceeding brought by it or against it by the other Party.

17.3 Waiver of Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY AND ALL RIGHTS TO IMMUNITY BY SOVEREIGNTY OR OTHERWISE IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF, OR RELATING TO, THIS AGREEMENT.

17.4 Continued Performance. Subject to Section 16.1 regarding force majeure events, each Party agrees that it shall, unless otherwise directed by the other Party, continue performing its obligations under this Agreement while any dispute is being resolved; provided, that this provision shall not operate or be construed as extending the Term or prohibiting or delaying a Party's exercise of any right it may have to terminate this Agreement in accordance with this Agreement. For the avoidance of doubt, TXU Data may not be withheld by Vendor pending the resolution of any dispute.

17.5 Governing Law. This Agreement and performance under it shall be governed by and construed in accordance with the applicable laws of the State of Texas, without giving effect to the principles thereof relating to conflicts of laws. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded.

18.      TERMINATION

18.1     Termination for Cause.

         (a) By TXU. If Vendor:

             (i) commits a material breach of this Master Agreement, which breach is not cured within forty-five (45) days after notice of the breach from TXU or such longer period as may be set forth in this Master Agreement or the applicable Service Agreement;

             (ii) commits a material breach of this Master Agreement which is not capable of being cured within the period specified pursuant to Section 18.1(a)(i); or

             (iii) commits numerous breaches of this Master Agreement of which Vendor has received formal notice which collectively constitute a material breach;

             then TXU may, by giving notice to Vendor, terminate this Master Agreement as of a date specified in the notice of termination.

         (b) By Vendor. In the event that TXU fails to pay Vendor undisputed Charges exceeding in the aggregate three (3) months of Charges due to Vendor under all Services Agreements and fails to cure such default within thirty (30) days of notice from Vendor of the possibility of termination for failure to make such payment, Vendor may, by notice to TXU, terminate this Master Agreement.

18.2 Termination Upon Vendor Change of Control. In the event of a Change in Control of Vendor (or that portion of Vendor providing Services under this Agreement) or the Entity that Controls Vendor, then TXU may at its option terminate this Master Agreement by giving Vendor at least one hundred eighty days (180) days' prior notice and designating a date upon which such termination shall be effective; provided, however, if as a result of such Change in Control of Vendor, a TXU Competitor Controls Vendor, then TXU may terminate this Master Agreement by giving Vendor at least thirty (30) days' prior notice, and such TXU Competitor shall be prohibited from any contact with TXU Data, TXU Proprietary Information and any and all other information about the TXU account, including discussions with Vendor Personnel regarding specifics relating to the Services.

18.3 Termination Upon TXU Change of Control. In the event of a Change in Control of TXU or the Entity that Controls TXU, then TXU may at its option within twelve months of the closing of the transaction effecting such Change in Control terminate this Master Agreement by giving Vendor at least one hundred eighty days (180) days' prior notice and designating a date upon which such termination shall be effective.

18.4 Termination for Insolvency. In the event that any Party (i) files for bankruptcy, (ii) becomes or is declared insolvent, or is the subject of any bona fide proceedings related to its liquidation, administration, provisional liquidation, insolvency that is not dismissed within sixty
         (60) days, or the appointment of a receiver or similar officer for it,
         (iii) passes a resolution for its voluntary liquidation, (iv) has a receiver or manager appointed over all or substantially all of its assets, (v) makes an assignment for the benefit of all or substantially all of its creditors, (vi) enters into an agreement or arrangement for the composition, extension, or readjustment of substantially all of its obligations or any class of such obligations, or (vii) experiences an event analogous to any of the foregoing in any jurisdiction in which any of its assets are situated, then the other Party may terminate this Master Agreement as of a date specified in a termination notice; provided, however, that Vendor shall not have the right to exercise such termination under this Section so long as TXU pays for the Services. If any Party elects to terminate this Master Agreement due to the insolvency of the other Party, such termination will be deemed to be a termination for cause.

18.5     TXU Rights Upon Vendor's Bankruptcy.

          (a) General Rights. In the event of Vendor's bankruptcy or other formal procedure referenced in Section 18.4 or of the filing of any petition under bankruptcy laws affecting the rights of Vendor which is not stayed or dismissed within thirty (30) days of filing, in addition to the other rights and remedies set forth herein, to the maximum extent permitted by Law, TXU will have the immediate right to retain and take possession for safekeeping all TXU Data, TXU Proprietary Information, TXU licensed Third Party Software, TXU owned Equipment, TXU owned Systems, TXU owned Materials, TXU owned Developed Materials, and all other Software, Equipment, Systems or Materials to which TXU is or would be entitled during the Term or upon the expiration or termination of this Agreement. Vendor shall cooperate fully with TXU and assist TXU in identifying and taking possession of the items listed in the preceding sentence. TXU will have the right to hold such TXU Data, Proprietary Information, Software, Equipment, Systems and Materials until such time as the trustee or receiver in bankruptcy or other appropriate insolvency office holder can provide adequate assurances and evidence to TXU that they will be protected from sale, release, inspection, publication, or inclusion in any publicly accessible record, document, material or filing. Vendor and TXU agree that without this material provision, TXU would not have entered into this Agreement or provided any right to the possession or use of TXU Data, Proprietary Information, Software, Equipment, Systems or Materials covered by this Agreement.

          (b) TXU Rights in Event of Bankruptcy Rejection. Notwithstanding any other provision of this Agreement to the contrary, in the event that Vendor becomes a debtor under the United States Bankruptcy Code (11 U.S.C.ss.101 - 1330 as amended (the "Bankruptcy Code") and rejects this Master Agreement pursuant to Section 365 of the Bankruptcy Code (a "Bankruptcy Rejection"), (i) any and all of the licensee and sublicensee rights of TXU arising under or otherwise set forth in this Agreement, including the rights of TXU referred to in the Services Agreements, shall be deemed fully retained by and vested in TXU as protected intellectual property rights under Section 365(n)(1)(B) of the Bankruptcy Code and further shall be deemed to exist immediately before the commencement of the bankruptcy case in which Vendor is the debtor, (ii) TXU shall have all of the rights afforded to non-debtor licensees and sublicensees under Section 365(n) of the Bankruptcy Code; and (iii) to the extent any rights of TXU under this Agreement which arise after the termination or expiration of this Master Agreement are determined by a bankruptcy court not to be "intellectual property rights" for purposes of Section 365(n), all of such rights shall remain vested in and fully retained by TXU after any Bankruptcy Rejection as though this Agreement were terminated or expired. TXU shall under no circumstances be required to terminate this Master Agreement after a Bankruptcy Rejection in order to enjoy or acquire any of its rights under this Agreement, including without limitation any of the rights of TXU referenced in the Services Agreements.

18.6 Termination for Vendor Degraded Financial Condition. If the long term, unsecured, unsubordinated debt rating of Vendor, in the event that Vendor is rated, otherwise Capgemini S.A., issued by one or more of the Rating Agencies is downgraded below Investment Grade, TXU may, in its sole discretion, terminate this Master Agreement by giving Vendor at least ninety (90) days' prior notice. "Investment Grade" means a rating from a Rating Agency equal to or greater than (i) "Baa3" from Moody's Investors Service (or its equivalent grade in the event of a change in rating scales by Moody's Investors Service) or (ii) "BBB-" from Standard & Poors or Fitch Ratings (or their equivalent grade in the event of a change in rating scales by Standard & Poors or Fitch Ratings). "Ratings Agency" means each of Moody's Investors Services, Standard & Poors or Fitch Ratings (or any successor to the ratings business thereof).

18.7 Market Check. Notwithstanding anything to the contrary in this Agreement, with regard to each Services Agreement, TXU shall have the right commencing July 1, 2010 to solicit proposals from, and thereafter negotiate with, third parties for the provision of the services being provided by Vendor under such Services Agreement. In connection therewith TXU shall be permitted to provide to the third party the applicable Services Agreement. If a third party offers to provide such services for charges less than the then current Charges, then unless Vendor agrees to provide such services on the terms and conditions being offered by the third party, including the charges being offered by the third party, within 60 days after notice to Vendor, TXU may terminate the applicable Services Agreement as of June 30, 2011 and enter into a services agreement on such terms and conditions with the third party.

18.8 Termination For Convenience. No earlier than two years after any Services Agreement Commencement Date, TXU may terminate the applicable Services Agreement for convenience and without cause upon six months prior notice to Vendor setting forth termination date. Upon the completion of all Termination Assistance Services, TXU shall pay to Vendor the Termination Charges set forth in Schedule N to the applicable Services Agreement. Except as set forth in this Section, no termination fees, charges or other amounts shall be payable by TXU in connection with any termination of this Agreement; provided, however, that TXU shall pay any applicable Charges for Termination Assistance Services as set forth in Exhibit 11 and any fees as set forth in
         Section 4.3(c) of the Services Agreements. If TXU elects to terminate the IT Services Agreement, the Customer Care Services Agreement or the Revenue Management Services Agreement pursuant to this Section 18.8, then such termination shall be deemed a termination of all Services Agreements and this Master Agreement and TXU shall be responsible for the Termination Charges related to terminating the Master Agreement set forth in Schedule N.2 to each of the Services Agreements; for the avoidance of doubt, TXU shall not be responsible for any individual Termination Charges for each of the Services Agreements.

18.9     Cross Termination Rights and Termination Charges.

         (a) This Master Agreement shall automatically terminate upon the expiration or termination of all the Services Agreements.

         (b) Upon the expiration or termination of this Master Agreement all of the Services Agreements shall automatically terminate.

         (c) Upon the termination of any of the IT Services Agreement or the Revenue Management Services Agreement or the Customer Care Services Agreement for any reason, TXU may by giving notice to Vendor terminate this Master Agreement and/or any other Services Agreement.

         (d) Except as expressly set forth in this Article or in a Services Agreement, there shall be no Termination Charges in connection with any termination of this Agreement.

18.10 Equitable Remedies. Vendor acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligation to provide Termination Assistance Services as provided in Section 4.2, its obligation respecting continued performance in accordance with Section 17.3, or its obligations respecting Proprietary Information in Section 12.3, TXU will be irreparably harmed. In such a circumstance, TXU may proceed directly to court. If a court of competent jurisdiction should find that Vendor has breached (or attempted or threatened to breach) any such obligations, Vendor agrees that without any additional findings of irreparable injury or other conditions to injunctive relief (including without the posting of any bond), it shall not oppose the entry of an appropriate order compelling performance by Vendor and restraining it from any further breaches (or attempted or threatened breaches). TXU acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligations respecting Proprietary Information in Section 12.3, Vendor will be irreparably harmed. In such a circumstance, Vendor may proceed directly to court. If a court of competent jurisdiction should find that TXU has breached (or attempted or threatened to breach) any such obligations, TXU agrees that without any additional findings of irreparable injury or other conditions to injunctive relief (including without the posting of any bond), it shall not oppose the entry of an appropriate order compelling performance by TXU and restraining it from any further breaches (or attempted or threatened breaches).

19.      GENERAL

19.1 Binding Nature and Assignment. This Agreement is binding on the Parties and their respective successors and permitted assigns. Neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other. Any attempted assignment that does not comply with the terms of this Section shall be null and void.

19.2 Entire Agreement; Amendment. The Transaction Agreements, including any Exhibits or attachments referred to herein or therein and attached hereto or thereto, each of which is incorporated herein for all purposes constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, promises, covenants, commitments or undertakings other than those expressly set forth herein or therein. The Transaction Agreements supersede all prior agreements, representations, warranties, promises, covenants, commitments or undertaking, whether written or oral, with respect to the subject matter contained herein and therein. No amendment, modification, change, waiver, or discharge hereof or any increase in the volume or type of Services (including New Services) shall be valid unless in writing and signed by, in the case of TXU, the TXU Account Executive, and in the case of Vendor, the Vendor Account Executive.

19.3 Notices. All notices, notifications, requests, demands, waivers, consents, approvals, agreements, authorizations, acknowledgments, communications or determinations required under this Agreement shall be in writing and shall be delivered in hard copy using one of the following methods and shall be deemed delivered upon receipt: (i) by hand; (ii) by an express courier with a reliable system for tracking delivery; or (iii) by registered or certified mail, return receipt requested, postage prepaid as follows:

                  In the case of TXU:

                           TXU ENERGY COMPANY LLC
                           1601 Bryan Street
                           Dallas, Texas  75201
                           Attention: Dan Farell

                  With a copy to:

                           TXU ENERGY COMPANY LLC
                           1601 Bryan Street
                           Dallas, Texas  75201
                           Fax:  214-812-1313
                           Attention:  General Counsel

                  and

                  In the case of Vendor:

                           CAPGEMINI ENERGY LP
                           1601 Bryan Street, 23rd Floor
                           Dallas, Texas  75201
                           Fax:  214-812-5240
                           Attention:  Chief Executive Officer

                  With a copy to:

                           CAPGEMINI ENERGY LP
                           750 Seventh Avenue
                           New York, New York 10019
                           Fax:  212-314-8105
                           Attention:  General Counsel

         A Party may change its address or designee for notification purposes by giving the other Party notice of the new address or designee at least 30 days prior to the date upon which it shall become effective.

19.4 Counterparts. This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.

19.5 Headings. The article and Section headings and the table of contents used in this Agreement are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

19.6 Relationship of Parties. Except as expressly provided in this Agreement, Vendor is not an agent of TXU and has no right, power or authority, expressly or impliedly, to represent or bind TXU as to any matters, except as expressly authorized in this Agreement.

19.7 Severability. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remaining provisions of this Agreement and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

19.8 Approvals and Consents. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent. Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement will not be unreasonably withheld, delayed or denied. All consents, approvals, requests and authorizations will be given in writing.

19.9     Waiver of Default; Cumulative Remedies.

         (a) Waiver of Default. A delay or omission by either Party in exercising any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

         (b) Cumulative Remedies. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.

19.10 Survival. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive any termination or expiration of this Agreement and continue in full force and effect.

19.11 Publicity. Neither Party shall use the other Party's or the other Party's Affiliate's name, trade or service mark or other identifying information or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement, including in any advertising, promotional or marketing materials, customer lists or business presentations without the prior written consent of the other Party prior to each such use or release. Upon Vendor's reasonable request, TXU shall cooperate with Vendor, at Vendor's expense, in marketing to third parties the services offered by the Vendor .

19.12 Export. The Parties acknowledge that certain equipment, Software and technical data to be provided hereunder and certain transactions hereunder may be subject to export controls under the laws and regulations of the United States, the European Union, the United Nations and other jurisdictions. No Party shall export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such laws or regulations. To the extent within Vendor's control, Vendor shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported hereunder.

19.13 Third Party Beneficiaries. Except as expressly provided herein, this Agreement is entered into solely between, and may be enforced only by, TXU and Vendor. This Agreement shall not be deemed to create any rights or causes of action in or on behalf of any third parties, including without limitation employees, suppliers and customers of a Party, or to create any obligations of a Party to any such third parties. Notwithstanding the immediately preceding sentence, Vendor acknowledges and agrees that (a) TXU shall be entitled to assert actions and claims against Vendor on behalf of each Eligible Recipient that has received Services as if such Eligible Recipient were a party to this Agreement,
         (b) direct damages suffered by each Eligible Recipient arising out of or relating to Vendor's performance or failure to perform under this Agreement shall be deemed to be direct damages of TXU and (c) the damages suffered by each Eligible Recipient of the type contemplated and limited by Section 16.2 shall be deemed to be damages of TXU under
         Section 16.2; provided, that if any Law nullifies or limits the results intended by this sentence, each adversely affected Eligible Recipient shall be considered an express third party beneficiary of this Agreement and shall be entitled to assert actions and claims directly against Vendor as if such Eligible Recipient were a party to this Agreement.

19.14 Covenant Against Pledging. Vendor agrees that, without the prior written consent of TXU, it shall not assign, transfer, pledge, hypothecate or otherwise encumber its rights to receive payments from TXU under this Agreement for any reason whatsoever.
19.15 Order of Precedence. In the event of a conflict between this Master Agreement and any Services Agreement, the terms of this Master Agreement shall prevail. In the event of a conflict between this Master Agreement and any Exhibit or Schedule hereto the terms of this Master Agreement shall prevail.

19.16    Hiring of Employees.

        (a) Solicitation and Hiring. Except as expressly set forth herein, during the Term and for a period of twelve (12) months thereafter, Vendor will neither solicit for employment directly or indirectly, nor employ, any employees of TXU or individual TXU Third Party Contractors without the prior approval of TXU. Except as expressly set forth herein in connection with the expiration or termination of this Agreement, during the Term and for a period of twelve (12) months thereafter, TXU will neither solicit for employment directly or indirectly, nor employ, any employee of Vendor involved in the performance of Vendor's obligations under this Agreement without the prior consent of Vendor. In each case, the prohibition on solicitation and hiring shall extend ninety (90) days after the termination of the employee's employment or, in the case of Vendor employees, the cessation of his or her involvement in the performance of Services. This provision shall not operate or be construed to prevent or limit any employee's right to practice his or her profession or to utilize his or her skills for another employer or to restrict any employee's freedom of movement or association.

        (b) Publications. Neither the publication of classified advertisements in newspapers, periodicals, Internet bulletin boards, or other publications of general availability or circulation nor the consideration and hiring of persons responding to such advertisements shall be deemed a breach of this Section, unless the advertisement and solicitation is undertaken as a means to circumvent or conceal a violation of this provision and/or the hiring party acts with knowledge of this hiring prohibition.

19.17 Further Assurances. Each Party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, each Party shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate the purposes of this Agreement.

19.18 Liens. Vendor will not file, or by its action or inaction permit, any liens to be filed on or against property or realty of TXU. In the event that any such liens arise as a result of Vendor's action or inaction, Vendor will obtain a bond to fully satisfy such liens or otherwise remove such liens at its sole cost and expense within ten (10) days.

19.19 Acknowledgment. The Parties each acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that such terms and conditions should not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Master Agreement to be executed by their respective duly authorized representatives as of the Master Agreement Effective Date.

TXU ENERGY COMPANY LCC                  CAPGEMINI ENERGY LP
By: /s/ Kirk R. Oliver                  By: /s/ Chell Smith
   ---------------------------------       ----------------------------------
Title: -----------------------------     Title: -----------------------------
Date:  -----------------------------     Date:  -----------------------------

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                                Table of Contents



1.       CONDITIONS PRECEDENT, BACKGROUND AND OBJECTIVES.........................................................2

         1.1      Guarantee......................................................................................2

         1.2      Services and Goals and Objectives..............................................................2

         1.3      Interpretation.................................................................................2

2.       DEFINITIONS AND DOCUMENTS...............................................................................3

         2.1      Definitions....................................................................................3

         2.2      Other Terms....................................................................................3

         2.3      Services Agreements and Field Services.........................................................3

3.       TERM....................................................................................................4

         3.1      Initial Term...................................................................................4

         3.2      Extension......................................................................................4

         3.3      Services Agreement.............................................................................4

4.       SERVICES................................................................................................4

         4.1      General........................................................................................4

         4.2      Termination Assistance Services................................................................5

         4.3      Use of Third Parties...........................................................................6

         4.4      Employee Transfers.............................................................................7

         4.5      Governance.....................................................................................7

         4.6      PM Business Unit...............................................................................7

5.       RESERVED................................................................................................8

6.       FACILITIES, SOFTWARE, EQUIPMENT, CONTRACTS AND ASSETS ASSOCIATED WITH THE PROVISION OF SERVICES.........8

         6.1      Service Facilities.............................................................................8

         6.2      Use of Vendor Facilities......................................................................10

         6.3      TXU Rules/Employee Safety.....................................................................10

         6.4      Notice of Defaults............................................................................11

7.       SERVICE LEVELS.........................................................................................12

         7.1      General.......................................................................................12

         7.2      Service Level Credits.........................................................................12

         7.3      Problem Analysis..............................................................................12
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                                                        (continued)

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
         7.4      Continuous Improvement Reviews................................................................12

         7.5      Measurement and Monitoring....................................................................13

         7.6      Notice of Adverse Impact......................................................................13

         7.7      Key Vendor Personnel..........................................................................13

         7.8      Vendor Account Executive......................................................................15

         7.9      Vendor Personnel Are Not TXU Employees; Independent Relationship..............................15

         7.10     Replacement, Qualifications, and Retention of Vendor Personnel................................16

         7.11     Conduct of Vendor Personnel...................................................................16

         7.12     Substance Abuse...............................................................................16

8.       VENDOR RESPONSIBILITIES................................................................................17

         8.1      Policy and Procedures Manual..................................................................17

         8.2      Reports.......................................................................................17

         8.3      Access to Specialized Vendor Skills and Resources.............................................17

         8.4      Audit Rights..................................................................................17

         8.5      Agency and Disbursements......................................................................20

         8.6      Subcontractors................................................................................20

         8.7      Requirement of Writing........................................................................21

9.       TXU RESPONSIBILITIES...................................................................................22

         9.1      Responsibilities..............................................................................22

         9.2      Savings Clause................................................................................22

         9.3      Contribution Failure..........................................................................23

10.      CHARGES................................................................................................23

         10.1     General.......................................................................................23

         10.2     Pass-Through Expenses.........................................................................25

         10.3     Incidental Expenses...........................................................................25

         10.4     Taxes.........................................................................................26

         10.5     New Services..................................................................................28

         10.6     Proration.....................................................................................29

         10.7     Refundable Items..............................................................................29

         10.8     TXU Benchmarking Reviews......................................................................30




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                                                        (continued)

                                                                                                              Page

11.      INVOICING AND PAYMENT..................................................................................30

         11.1     Invoicing.....................................................................................30

         11.2     Payment Due...................................................................................31

         11.3     Set Off.......................................................................................31

         11.4     Disputed Charges..............................................................................32

12.      TXU DATA AND OTHER PROPRIETARY INFORMATION.............................................................32

         12.1     TXU Ownership of TXU Data.....................................................................32

         12.2     Safeguarding TXU Data.........................................................................32

         12.3     Confidentiality...............................................................................33

         12.4     File Access...................................................................................36

13.      REPRESENTATIONS AND WARRANTIES.........................................................................36

         13.1     Work Standards................................................................................36

         13.2     Authorization.................................................................................37

         13.3     Compliance with Laws..........................................................................37

         13.4     Software......................................................................................39

         13.5     Non-Infringement..............................................................................39

         13.6     TXU 2003 Base Case............................................................................40

         13.7     Disclaimer....................................................................................40

14.      INSURANCE AND RISK OF LOSS.............................................................................40

15.      INDEMNITIES............................................................................................40

         15.1     Indemnity by Vendor...........................................................................40

         15.2     Indemnity by TXU..............................................................................42

         15.3     Reserved......................................................................................43

         15.4     Indemnification Procedures....................................................................43

         15.5     Indemnification Procedures - Governmental Claims..............................................44

         15.6     Subrogation...................................................................................45

16.      LIABILITY..............................................................................................45

         16.1     Force Majeure.................................................................................45

         16.2     Limitation of Liability.......................................................................46

17.      DISPUTE RESOLUTION.....................................................................................48

         17.1     Informal Dispute Resolution...................................................................48

         17.2     Jurisdiction..................................................................................49

         17.3     Waiver of Jury Trial..........................................................................49

         17.4     Continued Performance.........................................................................49

         17.5     Governing Law.................................................................................49
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18.      TERMINATION............................................................................................49

         18.1     Termination for Cause.........................................................................49

         18.2     Termination Upon Vendor Change of Control.....................................................50

         18.3     Termination Upon TXU Change of Control........................................................50

         18.4     Termination for Insolvency....................................................................50

         18.5     TXU Rights Upon Vendor's Bankruptcy...........................................................50
         18.6     Termination for Vendor Degraded Financial Condition...........................................51

         18.7     Market Check..................................................................................51

         18.8     Termination For Convenience...................................................................52

         18.9     Cross Termination Rights and Termination Charges..............................................52

         18.10    Equitable Remedies............................................................................52

19.      GENERAL................................................................................................53

         19.1     Binding Nature and Assignment.................................................................53

         19.2     Entire Agreement; Amendment...................................................................53

         19.3     Notices.......................................................................................53

         19.4     Counterparts..................................................................................54

         19.5     Headings......................................................................................54

         19.6     Relationship of Parties.......................................................................54

         19.7     Severability..................................................................................54

         19.8     Approvals and Consents........................................................................54

         19.9     Waiver of Default; Cumulative Remedies........................................................55

         19.10    Survival......................................................................................55

         19.11    Publicity.....................................................................................55

         19.12    Export........................................................................................55

         19.13    Third Party Beneficiaries.....................................................................55

         19.14    Covenant Against Pledging.....................................................................56

         19.15    Order of Precedence...........................................................................56

         19.16    Hiring of Employees...........................................................................56

         19.17    Further Assurances............................................................................56

         19.18    Liens.........................................................................................56

         19.19    Acknowledgment................................................................................57

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